Exhibit 99.3

AMENDED AND RESTATED

SALE AND SERVICING AGREEMENT

AMONG

TEXTRON FINANCIAL CORPORATION,
as an Originator and as Servicer

TEXTRON RECEIVABLES CORPORATION III,
as Seller

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST

AND

THE BANK OF NEW YORK,
as Indenture Trustee

Dated as of May 26, 2005

Table of Contents

ARTICLE I
DEFINITIONS

SECTION 1.1 Definitions
SECTION 1.2 Other Definitional Provisions

ARTICLE II
CONVEYANCE OF RECEIVABLES

SECTION 2.1 Conveyance of Receivables
SECTION 2.2 Acceptance by the Trust
SECTION 2.3 Representations and Warranties of the Seller Relating to the Seller and the Agreement
SECTION 2.4 Representations and Warranties of the Seller Relating to the Conveyed Receivables; Assignment of Representations and Warranties by the Seller
SECTION 2.5 Addition of Accounts
SECTION 2.6 Covenants of the Seller
SECTION 2.7 Removal of Accounts; Removal of Receivables

ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer
SECTION 3.2 Servicing Compensation
SECTION 3.3 Representations, Warranties and Covenants of the Servicer
SECTION 3.4 Reports and Records
SECTION 3.5 Annual Servicer’s Certificate
SECTION 3.6 Annual Independent Public Accountants’ Report
SECTION 3.7 Tax Treatment
SECTION 3.8 Notices to TFC
SECTION 3.9 Adjustments

ARTICLE IV
ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.1 Establishment of Accounts
SECTION 4.2 Allocations and Applications of Collections and Other Funds
SECTION 4.3 Excess Principal Collections and Excess Non-Principal Collections
SECTION 4.4 Excess Funding Account
SECTION 4.5 Net Deposits

ARTICLE V
DISTRIBUTIONS AND REPORTS TO INTERESTHOLDERS AND THE RESIDUAL INTERESTHOLDER

i

ARTICLE VI
OTHER MATTERS RELATING TO THE SERVICER

SECTION 6.1 Liability of the Servicer
SECTION 6.2 Merger, Consolidation or Sale of Assets
SECTION 6.3 Limitation on Liability of the Servicer and Others
SECTION 6.4 Servicer Indemnification
SECTION 6.5 The Servicer Not to Resign
SECTION 6.6 Access to the Documentation and Information Regarding the Receivables
SECTION 6.7 Delegation of Duties
SECTION 6.8 Examination of Records
SECTION 6.9 Appointment of SubServicer
SECTION 6.10 Servicer Advances

ARTICLE VII
SERVICING DEFAULTS

SECTION 7.1 Servicing Defaults
SECTION 7.2 Indenture Trustee to Act; Appointment of Successor
SECTION 7.3 Notification to Interestholders and Residual Interestholder
SECTION 7.4 Waiver of Past Defaults

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendment
SECTION 8.2 No Petition Covenant
SECTION 8.3 GOVERNING LAW
SECTION 8.4 Notices
SECTION 8.5 Severability of Provisions
SECTION 8.6 Assignment
SECTION 8.7 Further Assurances
SECTION 8.8 No Waiver; Cumulative Remedies
SECTION 8.9 Counterparts
SECTION 8.10 Third-Party Holders
SECTION 8.11 Action by Owner Trustee
SECTION 8.12 Merger and Integration
SECTION 8.13 Headings
SECTION 8.14 No Recourse
SECTION 8.15 Indenture Trustee
SECTION 8.16 Additional Investor Interests
SECTION 8.17 Intercreditor Provisions
SECTION 8.18 Termination
SECTION 8.19 Amendment and Restatement

EXHIBITS

Exhibit A	Form of Assignment of Receivables in Additional Accounts
Exhibit B	Form of Reassignment of Conveyed Receivables

ii

Exhibit C	Form of Annual Servicer’s Certificate
Exhibit D	Representations and Warranties of TFC

SCHEDULES

SCHEDULE 1	List of Accounts
SCHEDULE 2	List of Trust Accounts

iii

AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of May 26, 2005, by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation as Servicer (in such capacity, the “Servicer”) and as an Originator, TEXTRON RECEIVABLES CORPORATION III, a Delaware corporation (the “Seller”), TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (the “Trust”), and THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee.

The Servicer, the Seller and the Trust are parties to that certain Sale and Servicing Agreement, dated as of March 30, 2001 (as heretofore amended, the “Prior Sale and Servicing Agreement”) and desire to amend and restate such agreement on the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Residual Interestholder and the Holders to the extent provided herein:

ARTICLE I
DEFINITIONS

SECTION 1.1 Definitions.  Whenever used in this Agreement or in any other Basic Document (to the extent so specified therein), the following terms have the following meanings, unless the context otherwise requires.

“Account” means each Initial Account and, from and after the related Addition Date, each Additional Account.  The term “Account” shall not apply to any Removed Account.

“Accounts Receivable” means, with respect to any Dealer, all amounts shown on such Dealer’s records as amounts payable by a customer in respect of goods or services sold by such Dealer to such customer.

“Accounts Receivable Business” means the extensions of credit made by an Originator to Dealers in order to finance the Accounts Receivable of such Dealers.

“Accounts Receivable Financing Agreement” means an accounts receivable financing agreement entered into by an Originator with a Dealer in connection with the Accounts Receivable Business.

“Act” means an Act as specified in Section 11.3(a) of the Indenture.

“Addition Date” means, with respect to any Additional Account, the date from and after which such Additional Account is to be included as an Account pursuant to Section 2.5 of this Agreement.

“Addition Notice” has the meaning specified in Section 2.5(a) of this Agreement.

“Additional Accounts” means each revolving account established with a Dealer pursuant to a Financing Agreement, which account is designated pursuant to Section 2.5 of this Agreement to be included as an Account and is identified in the computer file, microfiche or written list delivered to the Owner Trustee and the Indenture Trustee by the Seller pursuant to Sections 2.1 and 2.5(a)(i) of this Agreement.

“Additional Cut-Off Date” means, with respect to any Additional Account, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.5 of this Agreement.

“Adjustment Payment” has the meaning specified in Section 3.9(a) of this Agreement.

“Administration Agreement” means that certain Amended and Restated Administration Agreement, dated as of the date hereof, between TFC, as Administrator, the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Administrator” means TFC or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person and any other Person which would be consolidated with such specified Person in accordance with GAAP.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Office” means the office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

“Agent” means, with respect to any Series, any Person so designated in the Series Supplement.

“Agreement” or “Sale and Servicing Agreement” means this Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.

“Allocable Defaulted Amount” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Allocable Miscellaneous Payments” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Allocable Non-Principal Collections” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Allocable Principal Collections” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Asset Based Lending Business” means the extensions of credit made by an Originator to Dealers in order to provide loans based on the value of certain assets of such Dealers.

“Asset Based Lending Receivable” means a Receivable arising pursuant to an Asset Based Lending Financing Agreement.

“Asset Based Lending Financing Agreement” means an asset based lending financing agreement entered into by an Originator and a Dealer in connection with the Asset Based Lending Business.

“Assignment” has the meaning specified in Section 2.5(a)(i) of this Agreement.

“Authorized Officer” means with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date

(as such list may be amended from time to time thereafter).  With respect to any other Person, any Vice President or other officer of such Person who is authorized to act for such Person with respect to such matters.

“Automatic Additional Accounts” has the meaning specified in Section 2.5(b) of this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

“Basic Documents” means the Trust Agreement, the Administration Agreement, the Receivables Purchase Agreement, any Receivables Transfer Agreement, this Agreement, the Indenture (including all Series Supplements), any Note Purchase Agreement and the other agreements delivered in connection therewith from time to time.

“Beneficial Owner” means, with respect to a Book-Entry Interest, any person who is a beneficial owner of a Book-Entry Interest.

“Benefit Plan” means any one of (a) an employee benefit plan (as described in Section 3(3) of ERISA) that is subject to ERISA, (b) a plan described in Section 4975(e)(1) of the Code, (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity or (d) a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or the Code.

“Book-Entry Interests” means Investor Interests in which ownership and transfers shall be made through book entries by a Depository as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or any other day on which national banking institutions or commercial banking institutions in New York, New York, Chicago, Illinois, Wilmington, Delaware, Atlanta, Georgia or Providence, Rhode Island are authorized or required by law, executive order or governmental decree to be closed.

“Class” means, with respect to any Series, any one of the Classes of Investor Interests of that Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as a clearing agency for a Series of Book-Entry Interests.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means, with respect to any Series, the Closing Date specified in the related Series Supplement, including the Initial Closing Date.

“Code” means the Internal Revenue Code of 1986 as amended, and the Treasury Regulations promulgated thereunder.

“Collateral” means the collateral specified in the granting clause of the Indenture.

“Collateral Security” means, with respect to any Conveyed Receivable and subject to the terms of the applicable Receivables Transfer Agreement and the Receivables Purchase Agreement, (i) the security interest granted by or on behalf of the related Dealer to secure payment of such Conveyed Receivable, including a security interest in the related Financed Assets, Accounts Receivable and, in some cases, specified parts inventory, mortgages, equipment and fixtures of the Dealers (excluding any security interest in proceeds of Financed Assets to the extent such proceeds are or relate to Retail Receivables with respect to which TFC is obligated to make an Adjustment Payment pursuant to Section 3.9(a)(iii) hereof) and (ii) guaranties covering all or any portion of such Conveyed Receivable, including guaranties issued by the applicable Dealer, any repurchase agreements from Manufacturers and all recourse rights against any Manufacturer in respect thereof, to the extent applicable.

“Collection Account” has the meaning specified in Section 4.1(a) of this Agreement.

“Collection Period” means, with respect to any Payment Date for any Series, the calendar month preceding the month in which such Payment Date occurs; provided that the Collection Period relating to the first Payment Date after the Closing Date with respect to any Series means the period from and including such Closing Date to and including the end of the calendar month preceding the first Payment Date for such Series.

“Collections” means, without duplication, all payments by or on behalf of Dealers in respect of the Conveyed Receivables, in the form of cash, checks, wire transfers or any other form of payment; and shall include, without duplication, all Non-Principal Collections and Principal Collections.

“Control Investors” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Controlled Accumulation Period” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Conveyed Assets” is defined in Section 2.1(a).

“Conveyed Receivables” means each of the Receivables transferred to the Trust pursuant to Section 2.1 or 2.5 of this Agreement and not otherwise reassigned to the Seller pursuant to Section 2.4 or 2.7 of this Agreement.

“Corporate Trust Office” means with respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Initial Closing Date are located, in the case of the Indenture Trustee, at The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention:  ABS Department, Textron Financial Floorplan Master Note Trust, and in the case of the Owner Trustee, at SunTrust Bank, 1011 Centre Road, Suite 205, Wilmington, Delaware 19805 Attention:  Office Manager.

“Cut-Off Date” means the Initial Cut-Off Date and any Additional Cut-Off Date, as applicable.

“Dealer” means a Person engaged generally in the business of purchasing consumer and commercial goods from a Manufacturer or distributor thereof and holding such goods for sale or lease in the ordinary course of business, which is the obligor in respect of an Account or, in the case of a Removed Account, of the Conveyed Receivables in such Account not reassigned to the Seller.

“Dealer Concentration Limit” means, on any Determination Date with respect to any Dealer, a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the outstanding balance of Principal Receivables used in the calculation of the Unadjusted Net Pool Balance as of the last day of the Collection Period immediately preceding such date, subject to the following limitations:

(a)                                  If the Dealer is ranked first through fourth owing the largest amount of such Principal Receivables as of the last day of such Collection Period, the Concentration Limit Percentage shall equal one and one-half percent (1.50%).

(b)                                 If the Dealer is ranked fifth through twentieth owing the largest amount of such Principal Receivables as of the last day of such Collection Period, the Concentration Limit Percentage shall equal three quarters of one percent (0.75%).

(c)                                  If the Dealer is ranked twenty-first or lower owing the largest amount of such Principal Receivables as of the last day of such Collection Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%).

Notwithstanding the foregoing, any percentage specified in the definition of Dealer Concentration Limit may, if the Rating Agency Condition is satisfied and without the consent of the Interestholders, be increased to be such larger percentage of the outstanding balance of Principal Receivables as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

“Dealer Overconcentration” means, on any Determination Date, with respect to an Overconcentrated Dealer, the excess, if any, of (a) the outstanding balance of the Principal Receivables included in the calculation of Unadjusted Net Pool Balance as of the last day of the Collection Period immediately preceding such date that are owed by such Dealer over (b) the applicable Dealer Concentration Limit, less the aggregate amount of duplicative amounts which are included in the Manufacturer Overconcentration and the Product Line Overconcentration.

“Dealer Overconcentration Percentage” means, with respect to an Overconcentrated Dealer, a fraction, calculated as of end of each Collection Period, expressed as a percentage, (a) the numerator of which is the Dealer Overconcentration for such Dealer and (b) the denominator of which is the outstanding balances of all such Principal Receivables owed by such Dealer used in calculating the Unadjusted Net Pool Balance.

“Deemed Collection Payment” means, with respect to any Person in relation to any Receivable or Conveyed Assets, the payment in cash from its own funds by such Person to the Collection Account in an amount equal to the lesser of (i) the amount of Principal Receivables related to such Receivable or Conveyed Asset and (ii) the amount by which the Required Net Pool Balance exceeds the Net Pool Balance after excluding the Principal Receivables referred to in clause (i) of this definition from the calculation of the Net Pool Balance.

“Defaulted Amount” means, on any Determination Date, the aggregate principal amount of all Conveyed Receivables which have been “written off” or “charged off” during the immediately preceding Collection Period pursuant to the Financing Guidelines.

“Definitive Interests” means the Investor Interests issued pursuant to the Indenture in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Investor Interests pursuant to Section 2.12 of the Indenture.

“Deposit Date” means each day on which the Servicer deposits Collections in the Collection Account pursuant to Section 4.2 of this Agreement.

“Depository” means The Depository Trust Company, as initial Depository, the nominee of which is Cede & Co., or any other Clearing Agency.

“Depository Agreement” means, with respect to any Series or Class of Investor Interests, the agreement between the Administrator, the Indenture Trustee and the initial Depository, dated as of the related Closing Date.

“Designated Accounts” has the meaning specified in Section 2.7(b)(i) of this Agreement.

“Designated Additional Accounts” has the meaning specified in Section 2.5(b) of this Agreement.

“Designated Balance” has the meaning specified in Section 2.7(b)(ii) of this Agreement.

“Designated Ineligible Receivables” means without duplication, on any Determination Date, (a) all Receivables arising in Accounts that are classified as “non-performing” by the Servicer in accordance with the Financing Guidelines, (b) all Receivables (other than Manufactured Housing Receivables) arising in Accounts but only with respect to the portion of the principal balance of Receivables that are classified as “sold and unpaid” in accordance with the Financing Guidelines in such Account that have remained unpaid for more than 60 days and (c) all Manufactured Housing Receivables arising in Accounts but only with respect to the portion of the principal balance of Receivables that are classified as “sold and unpaid” in accordance with the Financing Guidelines in such Account.  For purposes of this definition, “non-performing” Accounts shall include any Account classified as on “non-accrual” or “earnings suspension,” or which have been “written off” or “charged off” or against which a “specific reserve” has been taken.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“Dilution Amount” has the meaning specified in Section 3.9(a) of this Agreement.

“Early Amortization Event” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Early Amortization Period” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Eligible Account” means each revolving credit facility payable in U.S. dollars and extended by an Originator to a Dealer pursuant to a Financing Agreement, which, as of the date of determination with respect thereto: (i) was established by an Originator in the ordinary course of business pursuant to a Financing Agreement; (ii) is in favor of a Dealer that is an Eligible Dealer; and (iii) is in existence and maintained and serviced by TFC (or a Successor Servicer).

“Eligible Dealer” means, with respect to a Financing Agreement, a Dealer, as of the date of determination thereof, (i) which is located in the United States of America (including its territories and possessions), (ii) in which TFC or its Affiliates do not have an equity investment, and (iii) satisfies the credit worthiness guidelines of the Financing Guidelines.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as Trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a senior unsecured long-term debt rating of “AA-” or better by Standard & Poor’s and “A2” or better by Moody’s or (B) a senior unsecured short-term debt rating or certificate of deposit rating of at least “A-1+” by Standard & Poor’s and at least “P-1” by Moody’s and (ii) the deposits of which are insured by the FDIC.

“Eligible Investments” means book-entry securities, negotiable instruments, Security Entitlements or securities represented by instruments in bearer or registered form, excluding any security with an “r” attached to the rating thereof, that mature on or prior to the Payment Date on which invested amounts are required to be applied pursuant to this Agreement or the Indenture and that evidence:

(a)                                  direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)                                 demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

(c)                                  commercial paper having at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

(d)                                 investments in money market or common trust funds having a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

(e)                                  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; or

(f)                                    any other investment with respect to which (x) the Rating Agency Condition is met or (y) will not result in the Seller or the Trust becoming an “investment company” under the Investment Company Act; provided that such investment is not inconsistent with the Issuer being a QSPE in accordance with 35(c)(6) of Statement of Financial Accounting Standards No. 140.

“Eligible Receivable” means each Receivable:

(a)                                  which was originated or acquired by an Originator in the ordinary course of business and which, in the case of a Floorplan Receivable only (i) represents the obligation of an

Eligible Dealer to repay an advance made to or on behalf of such Eligible Dealer to finance the acquisition of inventory pursuant to a Floorplan Financing Agreement or to subsequently refinance such inventory and (ii) does not arise from working capital lines provided by an Originator to the related Dealer;

(b)                                 which, in the case of TFC, is owned by TFC at the time of its transfer to the Seller under the Receivables Purchase Agreement and which, in the case of any other Originator, is owned by the applicable Originator at the time of its transfer to TFC under a Receivables Transfer Agreement;

(c)                                  which (i) represents the obligation of an Eligible Dealer to repay an advance made to or on behalf of such Eligible Dealer, (ii) is not contractually subordinated to other indebtedness of such Eligible Dealer and (iii) is not a participation interest;

(d)                                 which at the time of creation and at the time of transfer to the Trust is secured by a first priority perfected security interest in the Financed Assets other than Financed Assets which have been sold to a buyer in the ordinary course of business, and by a perfected security interest in the Filing Collateral;

(e)                                  which was created in compliance in all material respects with all Requirements of Law applicable thereto and pursuant to a Financing Agreement which complies in all material respects with all Requirements of Law applicable to any party thereto;

(f)                                    with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by an Originator or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance by an Originator of the related Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(g)                                 as to which at the time of transfer of such Receivable to the Trust, the Trust receives (x) good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time, other than Permitted Liens or (y) a first priority perfected security interest in such Receivable, all related Financed Assets and Filing Collateral which have been assigned to the Trust (and the proceeds thereof) other than Financed Assets or Filing Collateral which has been sold to a buyer in the ordinary course of business;

(h)                                 which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller’s right, title and interest therein (including any proceeds thereof);

(i)                                     which at the time of transfer to the Trust constitutes the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(j)                                     which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer (other than any right of setoff by the Dealer in respect of amounts owed to such Dealer by TFC pursuant to TFC’s acquisition of Retail Receivables from such Dealer);

(k)                                  as to which, at the time of transfer to the Trust, the Originators and the Seller are not in breach of any of their respective obligations with respect to such Receivable required to be satisfied at such time (whether pursuant to the related Basic Document, the related Financing Agreement or otherwise);

(l)                                     as to which, at the time of transfer to the Trust, none of any Originator nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the Interestholders therein;

(m)                               which constitutes an “account,” “chattel paper” or “general intangible” as defined in Article 9 of the UCC as then in effect in the applicable jurisdiction where the Servicer’s chief executive offices or books and records relating to such Receivable are located;

(n)                                 which is payable in U.S. dollars;

(o)                                 which is not a Designated Ineligible Receivable; and

(p)                                 which arose under an Account that at the time of transfer to the Trust was an Eligible Account.

“Eligible Servicer” means the Indenture Trustee, TFC or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software that is adequate to perform its duties under this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means an event described in Section 5.1 of the Indenture.

“Excess Allocation Series” means a Series that, pursuant to the Series Supplement therefor, is entitled to receive certain excess Collections of Non-Principal Receivables and/or Principal Receivables, as set forth in such Series Supplement.  If so specified in the Series Supplement for a Group of Series, such Series may be an Excess Allocation Series only for the Series in such Group.

“Excess Concentration Amount” means, on any date, the sum of the Dealer Overconcentration, the Product Line Overconcentration and the Manufacturer Overconcentration less the aggregate amount of duplicative amounts which are included in more than one of the Dealer Overconcentration, the Product Line Overconcentration and the Manufacturer Overconcentration.

“Excess Funding Account” has the meaning specified in Section 4.1(b) of this Agreement.

“Excess Non-Principal Collections” means, for any Collection Period, the amount of Non-Principal Collections allocable to each Series remaining after all required payments (other than principal payments) have been made for the related Payment Date to the Interestholders of such Series or a Class of such Series.

“Excess Principal Collections” means, for any Collection Period, the amount of Principal Collections allocable to each Series remaining after all required payments of principal have been made for the related Payment Date to the Interestholders of such Series or a Class of such Series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any Person, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer of such Person; and with respect to any partnership, any general partner thereof.

“Filing Collateral” means, with respect to any Floorplan Receivable or Accounts Receivable, all Collateral Security other than Financed Assets as to which a security interest may be perfected by the filing of a UCC financing statement .

“Financed Assets” means, with respect to a Floorplan Receivable, any inventory purchased by a Dealer and financed by an Originator pursuant to a Floorplan Financing Agreement and, with respect to any other Receivable, any assets of a Dealer securing a Receivable pursuant to a Financing Agreement.

“Financing Agreement” means a Floorplan Financing Agreement, an Asset Based Lending Financing Agreement or an Accounts Receivable Financing Agreement.

“Fixed Allocation Percentage” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Floating Allocation Percentage” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Floorplan Business” means the extensions of credit made by an Originator to Dealers in order to finance commercial and consumer goods purchased by Dealers from Manufacturers for sale or lease by such Dealers.

“Floorplan Financing Agreement” means, collectively, the group of related agreements between an Originator, the Dealer and any Manufacturer with respect thereto, pursuant to which (a) an Originator agrees to extend credit to such Dealer to finance new and/or used Financed Assets, (b) such Dealer grants to an Originator a security interest in the Financed Assets financed by an Originator and the proceeds thereof and, in some cases, other collateral and the proceeds thereof, (c) such Dealer agrees to repay such extensions of credit made by an Originator pursuant to the schedule set forth therein or upon sale of the Financed Assets and (d) to the extent applicable, such Manufacturer agrees to repurchase from, or remarket for, such Originator Financed Assets sold by such Manufacturer to such Dealer and financed by such Originator if such Originator acquires possession of such Financed Assets because of a default by such Dealer, whether by repossession, voluntary surrender or otherwise.

“Floorplan Receivable” means a Receivable arising pursuant to a Floorplan Financing Agreement.

“Financing Guidelines” means the written policies and procedures of an Originator, as such policies and procedures may be amended from time to time, (a) relating to the operation of a floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to an Originator’s revolving financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

“GAAP” has the meaning specified in Section 8.1 of this Agreement.

“Governmental Authority” means the United States of America, any state or other political subdivision, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” means, with respect to any Series, the Group of Series, if any, in which the related Series Supplement specifies such Series is to be included.

“Holder” means the Person in whose name an Investor Interest is registered on the Register.

“Incremental Funding” has, with respect to any Series, the meaning set forth in the applicable Series Supplement.

“Indenture” means the Amended and Restated Indenture between the Trust and the Indenture Trustee, dated as of May 26, 2005, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee under the Indenture, or any successor Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Investor Interests, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, Trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

“Ineligible Account” means an Account that at the time of determination is not an Eligible Account.

“Ineligible Receivable” means any Receivable that at the time of determination is not an Eligible Receivable.

“Initial Account” means each individual revolving financing account established with a Dealer pursuant to a Financing Agreement which was identified in the computer file, microfiche or written list delivered to the Owner Trustee and the Indenture Trustee on the Initial Closing Date by the Seller pursuant to Section 2.1 of this Agreement.

“Initial Closing Date” means March 30, 2001.

“Initial Cut-Off Date” means March 27, 2001.

“Initial Invested Amount” means, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Series Supplement.

“Insolvency Event” means any event specified in Section 5.17(b) or (c) of the Indenture.

“Insolvency Laws” means the Bankruptcy Code and any other applicable federal or State bankruptcy, insolvency or other similar law.

“Insurance Proceeds” means, with respect to an Account, any amounts received by the Servicer pursuant to any policy of insurance which is required to be paid to an Originator pursuant to a Floorplan Financing Agreement.

“Interest Rate” means, with respect to any Series or Class of Investor Interests, the interest rate or yield specified therefor in the related Series Supplement.

“Interestholder” means any Holder of an Investor Interest.

“Invested Amount” means, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Series Supplement.  The Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Charge-Offs” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Investor Defaulted Amount” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Investor Dilution Amount” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Investor Interest” means (i) any Note, and (ii) any other interest in the Receivables or other assets of the Issuer which is issued by the Issuer pursuant to a Series Supplement but excluding any Residual Interest.

“Investor Monthly Servicing Fee” means the portion of the Servicing Fee allocable to the Interestholders pursuant to the terms of a Series Supplement.

“Issuer” means the party named as such in the Indenture until a successor replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Investor Interests.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Property” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of this Agreement, all funds on deposit from time to time in the Trust Accounts, the Series Accounts and the Residual Interest Distribution Account, and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to this Agreement and the Administration Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Manufactured Housing Receivable” means a Receivable related to a manufactured housing Financed Asset.

“Manufacturer” means a Person engaged generally in the business of manufacturing or distributing Financed Assets for sale to Dealers in the ordinary course of business.

“Manufacturer Concentration Limit” means, as of any Determination Date with respect to any Manufacturer, a dollar amount calculated as follows:

(a)                                  twenty percent (20%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date (in the case of the Manufacturer that is a party to one or more Floorplan Financing Agreements covering the largest aggregate outstanding balance of such Principal Receivables),

(b)                                 fifteen percent (15%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date (in the case of the Manufacturer that is a party to one or more Floorplan Financing Agreements covering the second largest aggregate outstanding balance of such Principal Receivables),

(c)                                  ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date (in the case of Manufacturers that are parties to Floorplan Financing Agreements covering the third through fifth largest aggregate outstanding balance of such Principal Receivables), and

(d)                                 five percent (5%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date (in the case of Manufacturers other than such top five (5) manufacturers), or, in each case, if the Rating Agency Condition is satisfied and without the consent of the Interestholders, such larger percentage of the outstanding balance of Principal Receivables as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

“Manufacturer Overconcentration” means, on any Determination Date, with respect to all accounts covered by a Floorplan Financing Agreement with the same Manufacturer as obligor, the excess, if any, of (a) the aggregate outstanding balance of Principal Receivables used in calculating the

Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date in accounts covered by a Floorplan Financing Agreement with the same Manufacturer, over (b) the Manufacturer Concentration Limit for such Manufacturer, less the aggregate amount of duplicative amounts which are included in the Dealer Overconcentration and the Product Line Overconcentration.

“Manufacturer Overconcentration Percentage” means, with respect to an Overconcentrated Manufacturer, a fraction, calculated as of the end of each Collection Period, expressed as a percentage, (a) the numerator of which is Manufacturer Overconcentration for such Manufacturer and (b) the denominator of which is the outstanding balance of Principal Receivables covered by a Floorplan Financing Agreement with such Manufacturer used in calculating the Unadjusted Net Pool Balance as of the last day of such Collection Period.

“Material Originator” mean an Originator, if the aggregate amount of Principal Receivables originated by such Originator and held by the Issuer is equal to or greater than two percent (2%) (by dollar amount) of the aggregate amount of all Principal Receivables held by the Issuer; provided, that if the aggregate amount of Principal Receivables originated by an Originator and held by the Issuer is less than two percent (2%) (by dollar amount) of the aggregate amount of all Principal Receivables held by the Issuer (such Originator may be referred to as a “Less than 2% Originator”), then such Less than 2% Originator and all other Less than 2% Originators shall be treated as a single Material Originator if the sum of the aggregate amount of Principal Receivables originated by such Less than 2% Originators and held by the Issuer is equal to or greater than two percent (2%) (by dollar amount) of the aggregate amount of all Principal Receivables held by the Issuer.

“Miscellaneous Payments” means, with respect to any Collection Period, the sum of the aggregate amount of Adjustment Payments and Transfer Deposit Amounts deposited into the Collection Account during such Collection Period.

“Monthly Principal” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Monthly Servicing Fee” means the compensation payable to the Servicer specified in Section 3.2 of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Pool Balance” means, on any date of determination, an amount equal to the Unadjusted Net Pool Balance minus the Excess Concentration Amount.

“Non-Cash Payment” means all payments by or on behalf of Dealers in respect of Conveyed Receivables which are effected by non-cash entries on the accounting records of TFC.

“Non-Principal Collections” means all Collections of interest and other non-principal charges and all Recoveries under all of the Conveyed Receivables in the Accounts.

“Non-Principal Receivables” means with respect to any Account, all amounts shown on the Servicer’s records as Conveyed Receivables and payable by the related Dealer in respect of interest and other non-principal charges.

“Non-Principal Sharing Series” means a Series that, pursuant to the Series Supplement therefor, is entitled to receive certain Excess Non-Principal Collections, as more specifically set forth in such

Series Supplement.  If so specified in a Series Supplement for a Group of Series, each such Series may be a Non-Principal Sharing Series only for other Series in such Group.

“Non-Principal Shortfalls” means for any Payment Date with respect to any Series the amounts, if any, specified in the related Series Supplement.

“Note” means any asset-backed note executed by the Issuer by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Series Supplement applicable to such asset-backed notes.

“Note Purchase Agreement” has, with respect to any Series of Investor Interests, the meaning specified in the related Series Supplement.

“Noteholder” means any Holder of a Note.

“Notice Date” has the meaning specified in Section 2.5(a) of this Agreement.

“Officer’s Certificate” means with respect to any Person, unless otherwise specified in this Agreement, a certificate signed by any Authorized Officer of such Person.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided, be an employee of or counsel to the Person providing the opinion.  In addition, for purposes of the Indenture:  (a) such counsel shall be reasonably satisfactory to the Indenture Trustee; (b) the opinion shall be addressed to the Indenture Trustee as Trustee; and (c) the opinion shall comply with any applicable requirements of Section 11.1(a) of the Indenture and shall be in form and substance reasonably satisfactory to the Indenture Trustee.

“Originator” means TFC and each other subsidiary of TFC that becomes an Originator in accordance with the terms of the Receivables Purchase Agreement.

“Outstanding” means, with respect to any Investor Interests, as of any Determination Date, all such Investor Interests theretofore authenticated and delivered under the Indenture except:

(a)                                  Investor Interests theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)                                 Investor Interests or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Investor Interests; provided, however, that if such Investor Interests are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore, satisfactory to the Indenture Trustee, has been made; and

(c)                                  Investor Interests in exchange for or in lieu of other Investor Interests which have been authenticated and delivered or otherwise issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Investor Interests are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Investor Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Investor Interests owned by the Issuer, any other obligor upon the Investor Interests, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Interests that the Indenture Trustee knows to be so owned shall be so disregarded.  Investor Interests so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Investor Interests and that the pledgee is not the Issuer, any other obligor upon the Investor Interests, the Seller or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date, with respect to any Series or Class of Investor Interests, the aggregate principal amount of such Investor Interests Outstanding at such date.

“Overconcentrated Dealer” means a Dealer with respect to which a Dealer Overconcentration exists.

“Overconcentrated Manufacturer” means a Manufacturer with respect to which a Manufacturer Overconcentration exists.

“Overconcentrated Product Line” means a product line with respect to which a Product Line Overconcentration exists.

“Owner Trustee” means SunTrust Delaware Trust Company, a Delaware trust company, or any successor Owner Trustee under the Trust Agreement.

“Partial Amortization Period” means, with respect to any Series, the period specified as such in the related Series Supplement.

“Paying Agent” means with respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on the Investor Interests on behalf of the Issuer.

“Payment Date” means the 13th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Payment Date Statement” means, with respect to any Series, a report prepared by the Servicer on each Determination Date for the preceding Collection Period in substantially the form set forth in the related Series Supplement.

“Permitted Lien” means (i) any Lien created under the Basic Documents, (ii) inchoate Liens for taxes not yet payable and mechanics’ or suppliers’ liens for services or materials supplied the payment of which is not yet overdue and (iii) any Lien on any Financed Assets that is subordinated to the Lien of the Indenture Trustee under the Indenture.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pool Balance” means, as of the time of determination thereof, the aggregate amount of Principal Receivables (other than Receivables which have been written-off) held by the Trust at the time of determination.

“Predecessor Interest” means with respect to any particular Investor Interest, every previous Investor Interest evidencing all or a portion of the same obligation as that evidenced by such particular Investor Interest; and, for the purpose of this definition, any Investor Interest authenticated and delivered or otherwise issued under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Investor Interest.

“Principal Collections” means Collections of principal under all of the Conveyed Receivables in the Accounts.

“Principal Receivables” with respect to an Account, means amounts shown on the Servicer’s records as Conveyed Receivables (other than amounts which represent Non-Principal Receivables) payable by the related Dealer.

“Principal Sharing Series” means each Series that, pursuant to the Series Supplement therefor, is entitled to receive certain Excess Principal Collections, as more specifically set forth in such Series Supplement.  If so specified in a Series Supplement for a Group of Series, each such Series may be a Principal Sharing Series only with respect to other Series in such Group.

“Principal Shortfalls” means for any Payment Date with respect to any Series the amounts, if any, specified in the related Series Supplement.

“Principal Terms” means, with respect to any Series:  (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Interest Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating principal and interest to Interestholders; (f) the designation of any Series Accounts and the terms governing the operation of such Series Accounts; (g) the Monthly Servicing Fee and the Investor Monthly Servicing Fee; (h) the terms on which the Investor Interests of such Series may be exchanged for Investor Interests of another Series, repurchased by the Seller or remarketed to other investors; (i) the Termination Date or other final payment date; (j) the number of Classes, if any, of Investor Interests of such Series and, if more than one Class, the rights and priorities of each such Class; (k) the extent to which the Investor Interests of such Series will be issuable in temporary or global form (and, in such case, the depository for such global note or notes, the terms or conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Interests, and the manner in which any interest payable on a Temporary Interest or Book-Entry Interest will be paid); (l) whether the Investor Interests of such Series may be issued in bearer form and any limitations imposed thereon; (m) the priority of such Series with respect to any other Series; (n) whether such Series will be part of a Group, and (o) any other terms of such Series.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Product Line Concentration Limit” means, on any Determination Date with respect to a product line, a dollar amount calculated as:

(a)                                  thirty percent (30%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is “Powersports” (snowmobiles, all-terrain vehicles, personal watercraft and related accessories);

(b)                                 twenty percent (20%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is lawn and garden (excluding lawn and garden products manufactured by Textron);

(c)                                  twenty percent (20%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is manufactured housing;

(d)                                 twenty percent (20%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is marine;

(e)                                  fifteen percent (15%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is Textron-related golf and turf;

(f)                                    fifteen percent (15%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is recreational vehicles;

(g)                                 ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is agriculture equipment;

(h)                                 ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is Asset Based Lending Receivables or the financing of Accounts Receivable (including, without limitation, purchases of Accounts Receivable), provided that the Rating Agency Condition is satisfied with respect to the initial inclusion of such product line;

(i)                                     ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is music;

(j)                                     ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is pools and spas;

(k)                                  ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such product line is trailers; and

(l)                                     ten percent (10%) of the outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date if such products, in the aggregate, are in product lines other than those listed above;

or, in the case of any of the above paragraphs, if the Rating Agency Condition is satisfied and without the consent of the Interestholders, such larger percentage of the sum of the outstanding balance of Principal Receivables held by the Trust as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

“Product Line Overconcentration” means, on any Determination Date, the excess, if any, of (a) the aggregate outstanding balance of Principal Receivables used in calculating the Unadjusted Net Pool Balance as of the last day of the Collection Period preceding such date that represent financing for a single product line (according to an Originator’s classification system) over (b) the Product Line Concentration Limit for such product line, less the aggregate amount of duplicative amounts which are included in the Dealer Overconcentration and the Manufacturer Overconcentration.

“Product Line Overconcentration Percentage” means, with respect to an Overconcentrated Product Line, a fraction, calculated as of the end of each Collection Period, expressed as a percentage, (a) the numerator of which is the Product Line Overconcentration for such product line, and (b) the denominator of which is the aggregate outstanding balance of such Principal Receivables relating to such product line used in calculating the Unadjusted Net Pool Balance as of the last day of such Collection Period.

“Purchase Price” means, with respect to any Conveyed Receivable for any date on which such Conveyed Receivable is to be repurchased by an Originator pursuant to Section 2.3(c) of the Receivables Purchase Agreement or purchased by the Servicer pursuant to Section 3.3(d) of this Agreement, as applicable, (a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase plus, without duplication, (b) for Conveyed Receivables transferred on the Closing Date or any Addition Date, interest accrued from the end of the related Cut-Off Date until the day such Conveyed Receivable is purchased in respect of which interest on such Conveyed Receivable was billed by the Servicer, at a per annum rate equal to the per annum rate borne by such Conveyed Receivable, based on the actual number of days elapsed over a year of 360 days, less the amount of such interest paid.

“QSPE” means a “qualifying SPE” within the meaning of the Statement of Financial Accounting Standards No. 140, as amended, modified, supplemented or replaced from time to time, but only to the extent such amendments, modifications, supplements or replacements are required to be applied to the Issuer for TFC to continue to account for the transfers to TRC III and the Issuer as GAAP sales.

“Rating Agency” means, with respect to any outstanding Series or Class of Investor Interests, each statistical rating agency selected by the Seller to rate the Investor Interests of such Series or Class, unless otherwise specified in the Series Supplement.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency has notified the Seller, the Servicer, the Trust and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency, unless otherwise specified in the Series Supplement.

“Reassignment” has the meaning specified in Section 2.7(b) of this Agreement.

“Receivables” means, with respect to an Account, all amounts shown on the Servicer’s records as amounts payable by the related Dealer from time to time in respect of advances made by an Originator to such Dealer in connection with the Floorplan Business, the Accounts Receivable Business or the Asset Based Lending Business, together with the group of writings evidencing such amounts and the security interest created in connection therewith.

“Receivables Purchase Agreement” means the Amended and Restated Receivables Purchase Agreement between TFC and the Seller, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Receivables Transfer Agreement” means a receivables transfer agreement between an Affiliate of TFC and TFC, as purchaser, entered into from time to time after the date hereof in connection with the addition of such Affiliate as an Originator under the terms of the Basic Documents containing substantially the same representations, warranties, covenants, indemnities and other material terms as contained in the Receivables Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Record Date” with respect to a Series, has the meaning specified in the related Series Supplement.

“Recoveries” with respect to any Determination Date, means all amounts, including Insurance Proceeds, received by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Conveyed Receivables that have previously been “written off” or “charged off”.

“Redemption Date” means the date specified as such by the Issuer as described in Sections 10.1 and 10.2 of the Indenture.

“Redemption Price” means the price specified in the applicable Series Supplement.

“Register” has the meaning specified in Section 2.4(a) of the Indenture.

“Registrar” means the registrar at any time of the Register, appointed pursuant to Section 2.4 of the Indenture.

“Removal Commencement Date” has the meaning specified in Section 2.7(b)(i) of this Agreement.

“Removal Notice” has the meaning specified in Section 2.7(b)(i) of this Agreement.

“Removed Account” means any Account reassigned or assigned to the Seller or the Servicer in accordance with the terms of this Agreement.

“Removed Designated Balance” has the meaning specified in Section 2.7(b)(ii).

“Removed Receivables” has the meaning specified in Section 2.7(b)(i).

“Required Net Pool Balance” means, as of any date of determination, the difference between (x) the higher of (i) the sum of the numerators used at such date to calculate the Fixed Allocation Percentages with respect to Principal Collections for all Series outstanding on such date, or (ii) the sum of the amounts for each Series outstanding on such date obtained by multiplying (a) the Required Residual Percentage for such Series by (b) the numerator used at such date to calculate the Floating Allocation Percentage for such Series, and (y) the amount on deposit in the Excess Funding Account as of such date of determination.

“Required Residual Percentage” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Requirements of Law” for any Person means the certificate of incorporation and by-laws or other organizational documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

“Reset Date” has, with respect to any Series, the meaning specified in the related Series Supplement.

“Residual Amount” means, at any time of determination, an amount equal to the excess, if any, of (i) the Pool Balance at the time of determination, over (ii) the aggregate Invested Amounts of all Series then outstanding determined as specified in the applicable Series Supplement.

“Residual Interest” means the residual beneficial ownership interest in the Trust, which is issued under, and shall be evidenced as provided in the Trust Agreement.

“Residual Interest Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1 of the Trust Agreement.

“Residual Interestholder” means the Seller in its capacity as owner of the Residual Interest in the Trust.

“Responsible Officer” means (a) with respect to the Indenture Trustee or the Owner Trustee, as applicable, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, including any vice president, assistant vice president, assistant treasurer or any other officer of the Indenture Trustee or Owner Trustee, as the case may be, performing functions similar to those performed by any of the above designated officers, which officer is directly responsible for the administration of the Issuer, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents and (b) with respect to the Servicer, means the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Servicer or any officer identified to the Indenture Trustee and Owner Trustee by the Servicer as having day-to-day responsibilities for the performance of the Servicer’s duties hereunder.

“Retail Receivables” means receivables acquired by TFC from a Dealer which arise pursuant to a financing arrangement entered into between the Dealer and a buyer in the ordinary course of business to finance such buyer’s purchase of Financed Assets from the Dealer.

“Revolving Period” means, with respect to any Series, the period specified as such in the related Series Supplement.

“Scheduled Payment Plan Accounts” means Accounts containing Receivables the principal of which is due and payable in accordance with an installment schedule instead of upon sale of the applicable Financed Asset, as permitted by the Financing Guidelines.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Entitlement” means a “security entitlement” as that term is defined in Section 8-102(a)(17) of the New York UCC.

“Seller” means Textron Receivables Corporation III, a Delaware corporation and its successors in interest.

“Series” means any series of Investor Interests so designated in the Series Supplement.

“Series Account” means any deposit, trust, escrow, reserve, principal or similar account maintained for the benefit of the Interestholders of any Series or Class, as specified in any Series Supplement.

“Series Adjusted Invested Amount” means, with respect to any outstanding Series for any Collection Period, an amount equal to the Initial Invested Amount of such Series as of the end of business on the most recent Reset Date plus, if applicable, aggregate Incremental Fundings made under an applicable Note Purchase Agreement as of the end of business on such Reset Date minus the amount, without duplication, of principal payments made to Interestholders of such Series prior to the end of business on such Reset Date, minus the aggregate amount of unreimbursed Investor Charge-Offs for such Series as of the end of business on such Reset Date; or any amount that may be defined in the related Series Supplement.

“Series Allocation Percentage” means, with respect to any Series and for any day, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount for such Series as of the most recent Reset Date, and the denominator of which is the Trust Adjusted Invested Amount as of the most recent Reset Date.

“Series Cut-Off Date” means, with respect to any Series, has the meaning specified in the related Series Supplement.

“Series Issuance Date” means, with respect to any Series, the date on which the Investor Interests of such Series are to be originally issued in accordance with the Indenture and the related Series Supplement.

“Series Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Investor Interests of such Series pursuant to Section 2.1 of the Indenture, and all amendments thereof and supplements thereto.

“Servicer” means, initially, TFC, in its capacity as Servicer under this Agreement, and after any Servicing Transfer, the Successor Servicer.

“Servicer Advance” has the meaning specified in Section 6.10 of this Agreement.

“Servicing Default” has the meaning specified in Section 7.1 of this Agreement.

“Servicing Fee Rate” means 1.50% per annum.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer as such list may from time to time be amended.

“Servicing Transfer” has the meaning specified in Section 7.1 of this Agreement.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or its successor.

“Stated Maturity Date” means, with respect to any Series, the date so specified in the related Series Supplement.

“Successor Servicer” has the meaning specified in Section 7.2 of this Agreement.

“Tax Opinion” means with respect to any action, an opinion of counsel to the effect that:

(a)                                  the action will not adversely affect the tax characterization as debt of the Investor Interests of any outstanding Series or Class that were characterized as debt at the time of their issuance;

(b)                                 the action will not cause the Trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)                                  the action will not cause or constitute an event in which gain or loss would be recognized by any Interestholder.

“Temporary Interests” means any Investor Interests specified in Section 2.3 of the Indenture.

“Termination Date” means, with respect to any Series, the date on which such Series terminates under its Series Supplement, which shall be the termination date specified in the related Series Supplement.

“Termination Notice” has the meaning specified in Section 7.1 of this Agreement.

“Textron” means Textron Inc., a Delaware corporation.

“TFC” means Textron Financial Corporation, a Delaware corporation.

“Transaction Party” means any of any Originator, the Servicer and the Seller.

“Transfer Date” has the meaning specified in Section 2.1(a) of this Agreement.

“Transfer Deposit Amount” means, with respect to any Conveyed Receivable, (i) any related Deemed Collection Payment or (ii) if such Conveyed Receivable is to be reassigned or assigned to the Seller, or Servicer, as applicable, pursuant to Section 2.4 or Section 3.3(d) of this Agreement, the amounts specified in such Sections.

“Trust” means Textron Financial Floorplan Master Note Trust, a Delaware statutory trust.

“Trust Accounts” means the collective reference to the Collection Account, the Excess Funding Account and any other account so designated in a Series Supplement.

“Trust Adjusted Invested Amount” means, at any time of determination, the sum of the Series Adjusted Invested Amounts for all outstanding Series at such time.

“Trust Agreement” means the Amended and Restated Trust Agreement between the Seller and the Owner Trustee, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Interestholders and (only to the extent expressly provided in the Indenture) the Residual Interestholder (including the Collateral described in the Granting Clause of the Indenture), including the proceeds thereof, and any other property and interests that are pledged to the Indenture Trustee for the benefit of the Holders pursuant to a supplement to this Agreement or otherwise.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trust Termination Date” means the date specified in Section 9.01(a) of the Trust Agreement as the date on which the Trust will dissolve.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the state of New York or as in effect in any other specified jurisdiction.

“Unadjusted Net Pool Balance” means, on any date of determination, an amount equal to the Pool Balance minus the aggregate amount of Principal Receivables held by the Trust that are Ineligible Receivables (such ineligibility determined on such date of determination).

“Unregistered Interest” means any Investor Interest that has not been registered under the Securities Act and is subject to the provisions of Section 2.15 of the Indenture.

SECTION 1.2 Other Definitional Provisions.

(a)                                  All terms defined in this Agreement have the respective meanings ascribed thereto herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)                                 As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles in the United States.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)                                  The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; “or” shall include “and/or”; and the term “including” means “including without limitation.”

(d)                                 The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)                                  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns. It is understood and agreed that all transfers of Conveyed Assets made pursuant to this Agreement shall be made as contributions by the Seller to the capital of Issuer. Each reference herein to any “purchase” of Conveyed Assets by the Issuer, or “sale” of Conveyed Assets by the Seller to the Issuer or similar terms shall be deemed to refer to such capital

contributions.   Each reference to Conveyed Assets “sold” by the Seller or “purchased” by the Issuer shall be deemed to refer to Conveyed Assets that are contributed by the Seller to the capital of the Issuer.  All other terms of this Agreement shall be construed in a manner consistent with the foregoing.

ARTICLE II
CONVEYANCE OF RECEIVABLES

SECTION 2.1 Conveyance of Receivables.

(a)                                  In consideration of the Issuer’s delivery to or upon the order of the Seller of the applicable Series of Investor Interests, the Residual Interest and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller (i) has sold, transferred, assigned, set over and otherwise conveyed to the Trust on the Initial Closing Date (and does hereby sell, transfer, assign, set over and otherwise convey), without recourse (except to the extent expressly provided herein), for the benefit of the Residual Interestholder and the other Holders, all of its right, title and interest in, to and under the Receivables (including all interest thereon accruing after the Initial Cut-Off Date whether paid or payable) in each Initial Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Initial Cut-Off Date, and each other Account designated hereunder as an Additional Account since the Initial Closing Date which has not been previously removed in accordance herewith and all Collateral Security with respect thereto, and all monies due or to become due thereon and all amounts received with respect thereto (including Collections), together with any Recoveries in respect thereof and all  proceeds of any of the foregoing, (ii) shall, pursuant hereto, sell, transfer, assign, set over and otherwise convey, without recourse (except to the extent expressly provided herein) to the Trust for the benefit of the Residual Interestholder and the other Holders on the applicable Addition Date, all of its right, title and interest in, to and under the Receivables (including all interest accruing thereon after the Additional Cut-Off Date, whether paid or payable) in each Additional Account, and all Collateral Security with respect thereto owned by the Seller at the close of business on the applicable Additional Cut-Off Date, and all monies due or to become due thereon and all amounts received with respect thereto (including Collections), together with any Recoveries in respect thereof and all proceeds of any of the foregoing and (iii) has sold, transferred, assigned, set over and otherwise conveyed (and does hereby sell, transfer, assign, set over and otherwise convey), without recourse (except to the extent expressly provided herein) to the Trust for the benefit of the Residual Interestholder and the other Holders, all of the Seller’s rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement and any Receivables Transfer Agreement and the proceeds thereof.  For purposes of this Agreement, proceeds shall include “proceeds” as defined in Section 9-102(64) of the UCC as in effect in the Seller’s jurisdiction of organization.

Prior to the earlier of (x) the occurrence of an Early Amortization Event specified in Section 5.17 of the Indenture or any Series Supplement and (y) the Trust Termination Date, as of each Business Day on which Receivables are created or deemed to be created in the Accounts (a “Transfer Date”), the Seller shall pursuant hereto sell, transfer, assign, set over and otherwise convey (except to the extent expressly provided herein) to the Trust for the benefit of the Residual Interestholder and the other Holders, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created or deemed to be created in any Designated Accounts from and after the applicable Removal Commencement Date) and all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore transferred to the Trust, all monies due or to become due and all amounts received with respect thereto (including Collections), together with any Recoveries in respect thereof and all proceeds in respect of any of the foregoing.

The assets conveyed or to be conveyed pursuant to this Agreement are referred to herein as the “Conveyed Assets.” The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Owner Trustee, the Indenture Trustee, any Agent or any Holder of any obligation of the Servicer, the Seller, an Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers, including any obligation to advance funds to any Dealers, which obligations are retained by an Originator.

It is the express intent of the parties hereto that other than for federal, state and local income or franchise tax purposes, the transfers and assignments of the Conveyed Assets on the Initial Closing Date and each Addition Date and Transfer Date shall constitute an absolute sale of the Conveyed Assets such that the Conveyed Assets shall be removed from the bankruptcy estate of the Seller pursuant to 11 U.S.C. Section 541, as in effect on the date hereof and as and to the extent that the same may be amended by the Bankruptcy Reform Act of 1999 or similar legislation that may be introduced subsequent to the date of this Agreement.

If any of the assignments and transfers of the Conveyed Assets to the Trust pursuant to this Agreement, other than for federal, state and local income or franchise tax purposes, is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement, the Receivables Purchase Agreement and any Receivables Transfer Agreement, and that, in such event, with respect to such property and proceeds thereof (including all Conveyed Receivables and related property), the Seller shall be deemed to have granted to the Trust as of the Initial Closing Date and each Addition Date and Transfer Date, a first priority security interest in the entire right, title and interest of such Person in and to such property and the proceeds thereof.  In such event, with respect to such property, this Agreement and the Receivables Contribution Agreement, and any Receivables Transfer Agreement, shall constitute, and hereby is deemed by the parties to be, a security agreement under applicable law.

(b)                                 In connection with such sales, the Seller agrees to send to the applicable filing offices for filing and recordation, at its own expense on or prior to the date hereof, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts, a UCC-1 financing statement (and continuation statements when applicable) with respect to the Conveyed Receivables now existing or hereafter created and the related Collateral Security in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of such Conveyed Receivables and Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Owner Trustee promptly upon receipt thereof.  The Owner Trustee and the Indenture Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

(c)                                  In connection with such sales, the Seller acknowledges that it has caused on or prior to Initial Closing Date, in the case of the Initial Accounts, and the Seller agrees that it will cause, on or prior to the date hereof, in the case of Accounts which have been designated for inclusion in the Accounts and not removed since the Initial Closing Date, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts: (i) the Servicer to indicate in its computer files that the Receivables then existing and thereafter created in connection with the Accounts (other than Removed Accounts), and the related Collateral Security have been sold to the Trust; and (ii) to the extent it has not already done so, the Servicer to deliver to the Owner Trustee and the Indenture Trustee (or cause the Servicer to do so) a computer file, microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, as of the date hereof, in the case of Accounts which have been designated for inclusion in the Accounts and not removed since the Initial Closing Date, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (x) its account number, (y) the aggregate amount of Principal Receivables outstanding in such Account and (z) the aggregate amount outstanding in such Account.  Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.  Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.  By their execution hereof, the Owner Trustee and the Indenture Trustee acknowledge receipt of the initial computer file or microfiche or written list with respect to the Initial Accounts.  In addition, in connection with such sales, the Seller shall deliver within 10 days after the date hereof in the case of Accounts designated for inclusion as Accounts as of the date hereof, or the applicable Addition Date, in the case of Additional Accounts, to the Owner Trustee all documents constituting “instruments” (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached thereto as the Owner Trustee may reasonably require.

SECTION 2.2 Acceptance by the Trust.  The Trust does hereby acknowledge its acceptance of all right, title and interest previously held by the Seller in and to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest for the benefit of the Residual Interestholder and the Holders.  The Trust by its execution hereof further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Owner Trustee (i) all documents evidencing the Conveyed Receivables which constitute “instruments” (as defined in the UCC as in effect in the applicable jurisdiction) and (ii) the computer file, microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.1.

SECTION 2.3 Representations and Warranties of the Seller Relating to the Seller and the Agreement.  The Seller hereby represents and warrants to the Trust, the Indenture Trustee and to the Owner Trustee as of each Closing Date that:

(a)                                  Organization and Good Standing.  The Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its certificate of incorporation and by-laws and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)                                 Due Qualification.  The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Seller’s ability to transfer the Conveyed Assets being conveyed by it to the Trust pursuant to this Agreement or the validity or enforceability of the Conveyed Assets.

(c)                                  Power and Authority.  The Seller has the power and authority under its certificate of incorporation and by-laws and under the laws of Delaware to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust, and the Seller shall have duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic

Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(d)                                 Binding Obligation.  This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and relating to general principles of equity (whether applied in a proceeding at law or in equity).

(e)                                  No Violation.  The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the by-laws and certificate of incorporation of the Seller or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to the Seller, except to the extent that any such conflict, breach, default, Lien or violation does not have a material adverse effect on the business, financial condition or results of operation of the Seller or on the ability of the Seller to perform its obligations under this Agreement.

(f)                                    No Proceedings.  There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened, against the Seller before any Governmental Authority having jurisdiction over the Seller or its properties:  (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Investor Interests or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (iv) seeking to adversely affect the federal income tax attributes of the Trust or the Investor Interests.

(g)                                 No Consents.  The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

(h)                                 Record of Accounts.  As of the date hereof, in the case of Accounts designated for inclusion as Accounts as of the date hereof, as of the applicable Addition Date, in the case of the Additional Accounts, and as of the applicable Removal Commencement Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the date hereof, the applicable Additional Cut-Off Date or the applicable Removal Commencement Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Conveyed Receivables existing thereunder is true and correct in all material respects as of the date hereof, such applicable Additional Cut-Off Date or such Removal Commencement Date, as the case may be.

(i)                                     Valid Transfer.  This Agreement or, in the case of Additional Accounts, the related Assignment, constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in and to, or the grant of a security interest in, the related Conveyed Receivables and the Collateral Security and the proceeds thereof and all of the Seller’s rights, remedies, powers and privileges with respect to such Conveyed Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.1 in such manner and in such jurisdictions as are necessary to perfect the sales, transfers and assignments of the Receivables and Financed Assets and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security interest (subject to Permitted Liens) in such property.  Except as otherwise provided in this Agreement or the other Basic Documents and except for Permitted Liens, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Issuer Property.

(j)                                     Legal Name; Location.  The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement.  The Seller’s principal place of business and chief executive office is located at 40 Westminster Street, Providence, Rhode Island 02940-6687, and such location has not changed within four months prior to the date of this Agreement.  The Seller’s exact legal name is Textron Receivables Corporation III and its organizational identification number is 3268178.

(k)                                  Ownership of Seller. TFC owns of record all of the issued and outstanding common stock of the Seller, all of which has been validly issued, is fully paid and nonassessable and is owned free and clear of all Liens, warrants, options and rights to purchase.  Except as set forth in Section 5.1 of the Receivables Purchase Agreement, TFC shall directly or indirectly own all of such stock for so long as the Investor Interests are outstanding.

The representations and warranties set forth in this Section 2.3 shall survive the sale, transfer and assignment of the Conveyed Receivables to the Trust.  Upon discovery by the Seller, the Owner Trustee, the Indenture Trustee, the Servicer or any Agent of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach shall give prompt written notice to the other parties and to any Agent.

If the Indenture Trustee or the Interestholders shall have exercised their right to have the Investor Interests redeemed pursuant to Section 10.1 of the Indenture as a result of any breach of any of the representations and warranties set forth in this Section 2.3, the Seller shall deposit into the Collection Account in immediately available funds on the Business Day preceding the Redemption Date, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Series Supplement.  The obligation of the Seller to make the deposit specified in this Section 2.3 shall constitute the sole remedy to the Trust, the Interestholders, the Indenture Trustee on behalf of the Interestholders or any other Person as a result of the breach of the representations and warranties set forth in this Section 2.3.

SECTION 2.4 Representations and Warranties of the Seller Relating to the Conveyed Receivables; Assignment of Representations and Warranties by the Seller.

(a)                                  Survival of Representations and Warranties.  TFC has made (and will be deemed on each Transfer Date to have repeated) each of the representations and warranties set forth in Exhibit D hereto under the Receivables Purchase Agreement with respect to the Conveyed Assets transferred on such Transfer Date.  TFC has consented to the assignment by the Seller to the Trust of such representations and warranties and of the Seller’s rights with respect to any breach thereof, including the right to require TFC to make a Deemed Collection Payment with respect to any Conveyed Assets in accordance with the Basic Documents.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of each Transfer Date with respect to the Conveyed Assets transferred by it on such Transfer Date, and shall survive the sale, transfer and assignment of the Conveyed Assets to the Trust and the pledge and/or assignment, as the case may be, of such Conveyed Assets to the Indenture Trustee.

(b)                                 Assignment of Representations and Warranties.  Pursuant to Section 2.01 of this Agreement, the Seller has sold, assigned, transferred and conveyed to the Trust as part of the assets of the Trust, its rights under the Receivables Purchase Agreement, including the representations, warranties and covenants of TFC therein as set forth in Exhibit D with respect to the Conveyed Assets transferred by it.  TFC has acknowledged under the Receivables Purchase Agreement, and the Seller acknowledges that the Trust is relying on such representations and warranties in accepting the Conveyed Assets, together with all rights of the Seller with respect to any breach thereof, including the right to require TFC to make a Deemed Collection Payment with respect to or reallocate, as the case may be, any Conveyed Assets in accordance with the Basic Documents.  It is understood and agreed that the representations and warranties referred to in this Section 2.4 shall survive the sale and delivery of the Conveyed Assets to the Trust.

(c)                                  Enforcement by the Trust.  The Trust shall have the right to enforce any and all rights under the Receivables Purchase Agreement and any Receivables Transfer Agreement assigned to the Trust herein, including the right to cause TFC to make a Deemed Collection Payment with respect to any Receivables with respect to which it is in breach of any of its representations and warranties set forth in Exhibit D if such breach materially and adversely affects the interests of the Trust, the Indenture Trustee, the Owner Trustee or the Interestholders.  Such right may be enforced by the Trust directly against TFC and its interest may appear as though the Trust were a party to the Receivables Purchase Agreement or any Receivables Transfer Agreement, as applicable, and the Trust shall not be obligated to exercise any such rights indirectly through the Seller.

(d)                                 Representations and Warranties of the Seller.  The Seller makes the following representations and warranties with respect to the Conveyed Assets being conveyed by it to the Trust, on which the Trust relies in accepting such Conveyed Assets.  Such representations and warranties speak as of the date of this Agreement and with respect to each Conveyed Asset transferred on a Transfer Date after the date of this Agreement, as of the Transfer Date on which the Seller conveys such Conveyed Assets to the Trust:

(i)                                     Title.  The Seller is conveying all of its right, title and interest in such Conveyed Assets to the Issuer.

(ii)                                  Liens.  Each Conveyed Receivable and the related Financed Assets conveyed to the Trust by the Seller has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens).

(iii)                               Enforceability. This Agreement creates a valid and continuing ownership interest in the Trust with respect to all of the Seller’s right, title and interest in, to and under the Conveyed Assets which (a) is enforceable against creditors of and purchasers from the Seller, as such enforceability may be limited by applicable law, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) will be prior to all other Liens (other than Permitted Liens) in such property.

(iv)                              Characterization. The Receivables constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102.

(v)                                 Creation. Immediately prior to its conveyance of the Conveyed Assets pursuant to this Agreement, the Seller owns and has good and marketable title to such Conveyed Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens).

(vi)                              Perfection. The Seller has caused, or will have caused within ten (10) days after the date hereof or any applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the Trust’s ownership of such Conveyed Assets. The Seller has taken all steps necessary to perfect its security interest against the related Dealer in the property securing the related Receivables.

(vii)                           Priority. Other than the ownership interests transferred to the Trust pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Conveyed Assets except as permitted by this Agreement. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Conveyed Assets other than any financing statement (i) in favor of the Trust and its assignees, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents. None of the chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust. The Seller is not aware of any judgment lien or tax lien filings against it.

(viii)                        Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Basic Document, the representations contained in this Section 2.4(d) shall be continuing and remain in full force and effect.

(ix)                                No Waiver. The parties to this Agreement shall not: (i) without the consent of the other parties, waive any of the representations and warranties in this Section 2.4(d) (the “Perfection Representations”); and (ii) without the consent of S&P (if S&P is then rating any outstanding Series) waive a breach of any of the Perfection Representations.

(e)                                  Notice of Breach.  The representations and warranties set forth in Section 2.4(d) shall survive the sale, transfer and assignment of the Conveyed Receivables to the Trust and the pledge to the Indenture Trustee under the Indenture.  Upon discovery by the Seller, the Owner Trustee, the Indenture Trustee, the Servicer or any Agent of a breach of any of the representations and warranties set forth in Section 2.4(d), the party discovering such breach shall give prompt written notice to the other parties.

(f)                                    Other Securitization Transactions of the Seller.  All securitization transactions to which the Seller is party as of the date hereof set forth a provision in the indenture or other applicable documentation thereof substantially in the form of  Section 11.21 of the Indenture.

If any representation or warranty under Section 2.4(d) is not true and correct as of the date specified therein with respect to any Receivable conveyed to the Trust or any Account and such breach has a material adverse effect on the Interestholders, then within 30 days (or such longer period as may be agreed to in writing by the Indenture Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Owner Trustee, the Indenture Trustee or any Agent, the Seller shall (i) at its option, accept a reassignment of such Receivable or, in the case of an untrue representation or warranty with respect to an Account, all Conveyed Receivables in such Account, on or before the last day of the Collection Period in which such reassignment obligation arises on the terms and conditions set forth in the next paragraph, or

(ii) make a Deemed Collection Payment with respect to such Receivable; provided that no such reassignment or Deemed Collection Payment shall be required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to in writing by the Indenture Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

The Seller shall accept a reassignment or make a Deemed Collection Payment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Net Pool Balance on or prior to the last day of Collection Period in which such obligation to make a Deemed Collection Payment arises.  If, following such deduction, the Net Pool Balance would be less than the Required Net Pool Balance on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the next Payment Date), then on or before the Determination Date following the Collection Period in which such obligation to make a Deemed Collection Payment arises, the Seller shall deposit such Deemed Collection Payment into the Collection Account; provided that if the Deemed Collection Payment is not deposited as required by this sentence, then the principal amount of such Receivables shall only be deducted from the Net Pool Balance to the extent that the Net Pool Balance is not reduced below the Required Net Pool Balance and, if the Seller has opted to accept a reassignment, the Conveyed Receivables the principal amounts of which have not been so deducted shall not be reassigned to the Seller and shall remain property of the Trust.  Upon reassignment of any such Receivable, but only after payment by the Seller of the Deemed Collection Payment, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof.  The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section 2.4.  The obligation of the Seller to pay any related Deemed Collection Payment shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Interestholders, the Indenture Trustee on behalf of Interestholders, or any other Person.

SECTION 2.5 Addition of Accounts.

(a)                                  Required Addition of Accounts.  If, as of the close of business on the last day of any Collection Period, the Net Pool Balance on such day is less than the Required Net Pool Balance as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), then the Seller shall, by such Payment Date, designate and transfer to the Trust the Receivables (and Collateral Security) of Additional Accounts of the Seller to be included as Accounts in a sufficient amount such that after giving effect to such addition, the Net Pool Balance as of the close of business on the Addition Date is at least equal to such Required Net Pool Balance as of the close of business on such Addition Date.  The failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of an Early Amortization Event described in Section 5.17 of the Indenture.  In connection with the designation of any account as an Additional Account pursuant to this Section 2.5(a), each of the following conditions shall be satisfied with respect to such addition on or prior to the related Addition Date:

(i)                                     the Seller shall have delivered to the Owner Trustee a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit A

(the “Assignment”) and to the Owner Trustee and the Indenture Trustee the computer file, microfiche or written list required to be delivered pursuant to Section 2.1;

(ii)                                  the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

(iii)                               (A) other than selection procedures required by the Basic Documents, no selection procedures reasonably believed by the Seller to be materially adverse to the interests of the Holders shall have been used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (i) above shall be true and correct in all material respects as of the Additional Cut-Off Date; and (C) as of each of the Notice Date and the Addition Date, neither the Servicer (so long as the Servicer is TFC) nor the Seller shall be insolvent nor shall either of them be made insolvent by such transfer nor shall either of them be aware of any pending insolvency;

(iv)                              the addition of the Conveyed Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event for any Series of Investor Interests;

(v)                                 the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies a certificate confirming the items set forth in paragraphs (ii) through (iv) above; and

(vi)                              the Seller shall have delivered notice to each of the Rating Agencies on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date.

Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on the Addition Date specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Agent specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the “Addition Notice”) on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the “Notice Date”).  Within 30 days after the end of any calendar year, or such other period as shall be required by the Rating Agencies, in which Accounts are designated as Additional Accounts, the Seller shall deliver to the Trust, the Owner Trustee and the Indenture Trustee and each Rating Agency an Opinion of Counsel with respect to the Additional Accounts included as Accounts in such year, if applicable, and confirming the perfection of the transfer of Receivables arising under such Additional Accounts.

Upon discovery by the Seller, TFC, any Agent, the Owner Trustee or the Indenture Trustee of a breach of the representations and warranties set forth in this Section 2.5(a), the party discovering the breach shall give prompt written notice to the other parties and to any Agent.

(b)                                 Optional Addition of Accounts.  The Seller may from time to time, in its sole discretion, voluntarily designate Additional Accounts to be included as Accounts and transfer to the Trust the Receivables and the Collateral Security relating to such Additional Accounts.  Additional Accounts designated in accordance with the provisions and subject to the limitations described in this Section 2.5(b) are referred to as “Designated Additional Accounts.”  In addition, in order to voluntarily designate Additional Accounts for inclusion in the Trust, the Seller shall have provided the Trust, the Owner Trustee, the Indenture Trustee, any Agent and the Rating Agencies with an Addition Notice on or before the tenth Business Day but not more than the 30th day prior to the related Addition Date.  Unless the

Rating Agency Condition shall have been satisfied, Additional Accounts designated with respect to any calendar quarter shall not exceed 10% of either the number of Accounts or the outstanding balance of Principal Receivables held by the Issuer, in each case as of the first day of the calendar quarter, nor shall Additional Accounts designated during any calendar year exceed 20% of either the number of Accounts or the outstanding balance of Principal Receivables held by the Issuer, in each case as of the first day of such calendar year (such Accounts being “Automatic Additional Accounts”).  Within 30 days after the end of any calendar year, or such other period as shall be required by the Rating Agencies, in which Accounts are designated as Designated Additional Accounts or Automatic Additional Accounts, the Seller shall deliver to the Trust, the Owner Trustee and the Indenture Trustee and each Rating Agency an Opinion of Counsel with respect to the Designated Additional Accounts or Automatic Additional Accounts included as Accounts in such year, if applicable, and confirming the validity and perfection of the transfer of the Receivables arising under such Designated Additional Accounts or Automatic Additional Accounts.  If such Opinion of Counsel with respect to any Designated Additional Accounts or Automatic Additional Accounts is not so delivered, the ability of the Seller to designate Additional Accounts in accordance with this Section 2.5(b) shall be suspended until such time as each Rating Agency otherwise consents in writing.  If the Seller is unable to deliver an Opinion of Counsel with respect to any Designated Additional Account or Automatic Additional Accounts, such inability shall be deemed to be a breach of the representation and warranty with respect to the Conveyed Receivables in such Additional Account; provided, however, that the cure period for such breach shall not exceed 30 days.  In connection with the designation of any account as an Designated Additional Account pursuant to this Section 2.5(b), each of the conditions specified in clauses (i), (ii), (iii), (iv) and (v) of Section 2.5(a) shall be satisfied with respect to such addition on or prior to the related Addition Date.

SECTION 2.6 Covenants of the Seller.  The Seller hereby covenants that:

(a)                                  No Liens.  Except for the conveyances hereunder or as provided in Section 2.1 of the Indenture and Permitted Liens, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Conveyed Receivable or any Financed Asset, whether now existing or hereafter created, or any interest therein, or the Seller’s rights, remedies, powers or privileges with respect to the Conveyed Receivables under the Receivables Purchase Agreement and any Receivables Transfer Agreement, and the Seller shall defend the right, title and interest of the Trust in, to and under the Conveyed Receivables and the Financed Asset, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under TFC or its assigns.

(b)                                 Delivery of Collections.  If the Seller, TFC or any Affiliate thereof receives payments in respect of the Conveyed Receivables, the Seller and TFC agree to forward to or cause to be forwarded to the Servicer or any Successor Servicer all payments received thereby in respect of the Conveyed Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Seller, TFC or any Affiliate thereof.

(c)                                  Enforcement of Receivables Purchase Agreement.  If TFC breaches any of the covenants in Section 2.5 of the Receivables Purchase Agreement and such breach has a material adverse effect on the interests of the Interestholders and the Residual Interestholder, the Seller shall enforce its rights under the Receivables Purchase Agreement arising from such breach.

(d)                                 Account Allocations.  If the Seller is unable for any reason to transfer Receivables to the Trust, then the Seller agrees that, unless otherwise required by law or contract, it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement.

(e)                                  Other Securitization Transactions of the Seller.  With respect to all securitization transactions into which the Seller enters after the date hereof, the Seller shall ensure that a provision substantially in the form of Section 11.21 of the Indenture is set forth in the indenture or other applicable documentation thereof.

SECTION 2.7 Removal of Accounts; Removal of Receivables.

(a)                                  On each Determination Date, the Seller shall have the right, in its sole discretion but subject to this Section 2.7, to remove Accounts from the Trust with the removal of all, some or none of the Receivables contained in each such Account in the manner prescribed in Section 2.7(b).

(b)                                 To remove Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

(i)                                     not less than five Business Days prior to the Removal Commencement Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent and the Rating Agencies a written notice (the “Removal Notice”) specifying (x) the Determination Date as of which removal of one or more Accounts will commence (a “Removal Commencement Date”), (y) the Accounts the future generated Receivables of which are not to be transferred to the Trust (the “Designated Accounts”) and (z) all Receivables then existing in each Designated Account which are to be removed as of the Removal Commencement Date (the “Removed Receivables”);

(ii)                                  determine on the Removal Commencement Date the aggregate outstanding principal balance of Conveyed Receivables in respect of each such Designated Account (the “Designated Balance”), the outstanding principal balance of the Removed Receivables (the “Removed Designated Balance”) and deliver to the Owner Trustee and the Indenture Trustee a computer file or microfiche or written list of the Designated Accounts specifying for each Designated Account its account number, its Designated Balance and its Removed Designated Balance;

(iii)                               from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

(iv)                              satisfy the Rating Agency Condition with respect to such removal;

(v)                                 determine that the removal of any Removed Receivables on any Removal Commencement Date or the removal of any Account on any Removal Commencement Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur for any Series of Investor Interests or cause the Net Pool Balance to be less than the Required Net Pool Balance;

(vi)                              Seller shall represent and warrant as of each Removal Commencement Date that:  (A) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular Accounts or groups of Accounts for any reason, and no selection procedure used by Seller which is adverse to the interests of the Holders was utilized in selecting the Designated Accounts; and (B) as of the Removal Commencement Date, Seller is not insolvent and is not aware of any pending insolvency;

(vii)                           on or before the related Removal Commencement Date, deliver to the Owner Trustee, the Indenture Trustee and any Agent an Officer’s Certificate confirming that the items set forth in clauses (v) and (vi) above have been satisfied.  The Owner Trustee and the Indenture Trustee may conclusively rely on such Officer’s Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, on the Removal Commencement Date with respect to any Designated Account, the Seller shall cease to allocate any Collections therefrom in accordance with this Section 2.7 and such Designated Account shall be deemed removed from the Trust for all purposes.  Within two Business Days after each of the Removal Commencement Date and the Removal Commencement Date (with respect to Removed Receivables), the Owner Trustee shall deliver to the Seller a reassignment in substantially the form of Exhibit B (the “Reassignment”), together with appropriate UCC financing statements.

ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

(a)                                  The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing receivables comparable to the Receivables that the Servicer services for its own account or others and in accordance in all material respects with the Financing Guidelines.  The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable.  Without limiting the generality of the foregoing and subject to Section 7.1, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Owner Trustee on account of the occurrence of a Servicing Default pursuant to Section 7.1, (i) to instruct the Indenture Trustee in writing to make withdrawals and payments from, and deposits to, the Trust Accounts and any Series Account as set forth in this Agreement, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Residual Interestholder and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iii) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement, and (iv) to delegate all or any of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Financing Guidelines and this Agreement, in each case if and to the extent applicable to the performance of such duties; provided, however, that the Servicer shall remain primarily liable for the performance of such duties.  The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(b)                                 If the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Owner Trustee, the Indenture Trustee, any Agent and each Rating Agency and (ii) that, unless otherwise required by law or contract, it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, and to have such payments applied as Collections in accordance with Section 8.2 of the Indenture.

(c)                                  The Servicer shall not, and any Successor Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Conveyed Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables.

(d)                                 The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Financing Agreements relating to the Accounts and the Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Holders.  Subject to compliance with all Requirements of Law, the Servicer may change the terms and provisions of the Financing Agreements or the Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed under these agreements) if:  (i) as a result of such change, in the reasonable judgment of the Servicer, no Early Amortization Event shall occur or is reasonably likely to occur in the future, and none of the Residual Interestholder or Holders shall be materially adversely affected (it being understood that any reduction in the rate paid by Accounts will not materially adversely affect the Residual Interestholder or Holders if it satisfies the condition in clause (iii) below); (ii) such change is made applicable to the comparable segment of accounts owned or serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change; and (iii) in the case of a reduction in the rate of such finance charges, the Servicer does not reasonably expect any such reduction to result in the failure to collect Non-Principal Collections in an amount necessary to pay the monthly interest to all Interestholders (other than the Seller or one of its Affiliates) plus the Monthly Servicing Fee with respect to all outstanding Series, under the applicable Series Supplement.  The Servicer will provide written notice to the Rating Agencies of any change to the terms and provisions of the Financing Guidelines affecting the determination of Defaulted Amounts as soon as the Servicer becomes aware of such change.  No such change may be made if it represents a material modification of the key provisions of the previously Conveyed Receivables, to the extent such Receivables are not in default. Nothing contained in this Section 3.1(d), in and of itself, permits the Servicer to sell any of the Receivables.

(e)                                  For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Trust, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly set forth herein or otherwise authorized by the Trust, the Servicer shall have no authority to act for or represent the Trust, the Owner Trustee or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Trust, the Owner Trustee or the Indenture Trustee.

SECTION 3.2 Servicing Compensation.

As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a monthly servicing fee for each Collection Period (the “Monthly Servicing Fee”) equal to the product of (i) the Servicing Fee Rate, (ii) the Pool Balance as of the last day of the immediately preceding Collection Period and (iii) a fraction, the numerator of which is the actual number of days elapsed in the related Collection Period and the denominator of which is 360.  The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee).

The share of the Monthly Servicing Fee allocable to each Series will be specified in the related Series Supplement.  The portion of the Monthly Servicing Fee allocated to any Series shall be payable to the Servicer solely pursuant to the terms of, and to the extent amounts are available for payment as provided in, any applicable Series Supplement.  The portion of the Monthly Servicing Fee for any Collection Period not so allocated to a particular Series, or otherwise allocated in any Series Supplement, shall be paid from Collections allocated to the Residual Interestholder and shall be paid no later than the related Payment Date.

SECTION 3.3 Representations, Warranties and Covenants of the Servicer.

(a)                                  TFC, as Servicer, hereby makes on each Closing Date the following representations, warranties and covenants:

(i)                                     Organization and Good Standing.  The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its certificate of incorporation and by-laws and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)                                  Licenses and Approvals.  The Servicer has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Servicer’s ability to execute, deliver and perform its obligations under this Agreement and the applicable Series Supplement.

(iii)                               Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary action.

(iv)                              Binding Obligation.  This Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.

(v)                                 No Violation.  The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the by-laws and certificate of incorporation of the Servicer or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer, except to the extent that any such conflict, breach, default, Lien or violation does not have a material adverse effect on the business, financial condition or results of operation of the Servicer or on the ability of the Servicer to perform its obligations under this Agreement.

(vi)                              No Proceedings.  There are no proceedings or investigations pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer:  (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Investor Interests or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Investor Interests.

(vii)                           No Consents.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

(viii)                        Compliance with Requirements of Law.  The Servicer shall duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, shall maintain in effect in all material respects all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and shall comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts, in each case the failure to comply with which would have a material adverse effect on the interests of the Residual Interestholder or the Holders.

(ix)                                No Rescission or Cancellation.  The Servicer shall not permit any rescission or cancellation of a Conveyed Receivable except in accordance with the Financing Guidelines, its customary practices for servicing dealer financing revolving line of credit loans or as ordered by a court of competent jurisdiction or other Governmental Authority.

(x)                                   Revision of Conveyed Receivables.  The Servicer shall not reschedule, revise or defer payments due on any Conveyed Receivable except in accordance with its customary practices for servicing dealer financing line of credit loans.

(xi)                                Negative Pledge.  Except for the conveyance hereunder to the Trust and the Permitted Liens, the Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Conveyed Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Conveyed Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Servicer.

(b)                                 TFC, as Servicer, hereby represents and warrants as of the Closing Date and as of each date on which the Net Pool Balance is calculated, that (i) each Receivable included in the calculation of the Net Pool Balance is an Eligible Receivable arising under an Eligible Account on such date, (ii) the aggregate principal balance of all Receivables in the Trust Estate included in the calculation of the Unadjusted Net Pool Balance which arose pursuant to the acquisition of used Financed Assets by a Dealer does not exceed 1% of the Net Pool Balance on such date, (iii) the aggregate principal balance of all Receivables in the Trust Estate included in the calculation of the Unadjusted Net Pool Balance that are Receivables due from a Dealer’s lease of the related Financed Assets to a lessee does not exceed 2% of the Net Pool Balance on such date and (iv) the aggregate principal balance of all receivables in the Trust

Estate included in the calculation of the Unadjusted Net Pool Balance that are scheduled payment plan receivables does not exceed 10% of the Net Pool Balance on such date; provided that such percentages may be changed upon satisfaction of the Rating Agency Condition without the consent of the Interestholders.

(c)                                  Notice of Breach.  The representations, warranties and covenants set forth in this Section 3.3 shall survive the transfer and assignment of the Conveyed Receivables to the Trust and the pledge of the Conveyed Receivables to the Indenture Trustee pursuant to the Indenture.  Upon discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the representations, warranties or covenants set forth in this Section 3.3, the party discovering such breach shall give prompt written notice to the other parties.

(d)                                 Purchase.  If there shall be a breach of any representation, warranty or covenant set forth in Section 3.3(a)(viii), (ix), (x) or (xi) or Section 3.3(b) with respect to any Conveyed Receivable or Account and such breach has a material adverse effect on the value of such Conveyed Receivable or Account, then within 30 days (or such longer period as may be agreed to by the Owner Trustee) of the earlier to occur of the discovery of any such event by the Seller or the Servicer, or receipt by the Seller or the Servicer of written notice of any such event given by the Owner Trustee or the Indenture Trustee, the Servicer shall be required to make a Deemed Collection Payment with respect to such Conveyed Receivable or, at its option, purchase such Conveyed Receivable or, in the case of an Account, all Conveyed Receivables in such Account, on the Determination Date following the expiration of such 30-day period (or such longer period as may be agreed to by the Owner Trustee) on the terms and conditions set forth in the next paragraph; provided, however, that no such purchase shall be required to be made with respect to such Conveyed Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Owner Trustee), the breached warranty or covenant shall have been cured in all material respects and any material adverse effect caused thereby shall have been cured.  The Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Conveyed Receivable.  Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

Upon any purchase and each such payment of the related Purchase Price, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Conveyed Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the Collateral Security.  The Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Conveyed Receivables pursuant to this Section 3.3.  The obligation of the Servicer to make a Deemed Collection Payment with respect to such Conveyed Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Residual Interestholder, the Owner Trustee on behalf of the Residual Interestholder, the Interestholders or the Indenture Trustee on behalf of the Interestholders.

SECTION 3.4 Reports and Records.

(a)                                  On or before each Payment Date, with respect to each outstanding Series, the Servicer shall deliver to the Rating Agencies, the Owner Trustee and the Indenture Trustee a Payment Date Statement for such Payment Date and the Indenture Trustee shall make such Payment Date Statement available to the Interestholders.  Each such statement to be delivered to the Interestholders and

Residual Interestholder shall set forth the following information concerning the Investor Interests with respect to such Payment Date or the preceding Collection Period:

(i)                                     the aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the preceding Collection Period, the Pool Balance, the Unadjusted Net Pool Balance  and the Net Pool Balance, and the Residual Amount as of the close of business on the last day of the preceding Collection Period;

(ii)                                  the total amount of distributions, if any, made with respect to any Series or Class of Investor Interests;

(iii)                               the amount, if any, of the distribution allocable to principal on each Series or Class of Investor Interests;

(iv)                              the amount, if any, of the distribution allocable to interest on or with respect to each Series or Class of Investor Interests;

(v)                                 the aggregate Outstanding Amount for each Series or Class of Investor Interests, each as of such date and after giving effect to all payments reported under clause (ii) above;

(vi)                              the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

(vii)                           if available for any Series, the per annum interest rate for the next Payment Date for any Series or Class of Investor Interests with a variable or adjustable interest rate;

(viii)                        the Investor Defaulted Amount and the Investor Dilution Amount for the related Determination Date;

(ix)                                the accumulated Non-Principal Shortfalls and Principal Shortfalls, if any, on each Series or Class of Investor Interests and the change in each of such amounts from the preceding Payment Date;

(x)                                   the balance in the Excess Funding Account on the related Determination Date after giving effect to changes therein or any distributions therefrom on such date; and

(xi)                                with respect to each Series of Investor Interests, the items set forth in the applicable Series Supplement.

Each amount set forth pursuant to clauses (ii) and (iii) above with respect to the Investor Interests shall be expressed as a dollar amount and per $1,000 of initial principal amount of the Investor Interests.

(b)                                 Within the prescribed period for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a Holder of record of Investor Interests or the Residual Interestholder, respectively, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Interestholders or Residual Interestholder to prepare its federal income tax returns.

(c)                                  A copy of each statement provided pursuant to Section 3.4(a) shall be made available for inspection at the Corporate Trust Office.

SECTION 3.5 Annual Servicer’s Certificate.  (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Rating Agency, within 120 days after the end of the Servicer’s fiscal year, an Officer’s Certificate in the form of Exhibit C signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this Agreement has been made under such officer’s supervision and (ii) nothing has come to such officer’s attention to indicate that a Servicing Default has occurred, or if such a Servicing Default has occurred, specifying each such Servicing Default known to such officers and the nature and status thereof, and the steps, if any, taken to remedy any such Servicing Default.

(b)                                 The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any Servicing Default.

SECTION 3.6 Annual Independent Public Accountants’ Report.  The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year, a report addressed to the Servicer, the Owner Trustee and the Indenture Trustee, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (i) such audit was made in accordance with generally accepted auditing standards in the United States and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (ii) the firm is independent of any Transaction Party within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; (iii) to the extent established as part of a Rating Agency Condition, a review in accordance with agreed-upon procedures was made of the Payment Date Statements relating to such fiscal year (or portion thereof in the case of the year in which the Closing Date has occurred); and (iv) a review in accordance with agreed-upon procedures was made of the Servicer’s compliance with its servicing obligations in this Agreement and, except as disclosed in the accountants’ report, no exceptions to such compliance were found.

SECTION 3.7 Tax Treatment.  Unless otherwise specified in a Series Supplement with respect to Notes of a Series, the Seller has entered into this Agreement, and the Investor Interests of each Series have been or will be issued with the intention that such Investor Interests will qualify under applicable tax law as indebtedness.  The Seller, each Holder, and each Owner, by the acceptance of its Investor Interest, agrees to treat the Investor Interests as indebtedness.  To the extent that the Trust, the Seller, the Holder and each Owner determine in the Series Supplement with respect to a Series of Investor Interests that such Investor Interests will have tax attributes different from those described in the preceding sentence, the Trust, the Seller, the Holder and the Owner will agree to be bound by such determination.

SECTION 3.8 Notices to TFC.  If TFC is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 7.2 shall deliver or make available to TFC, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 or 3.6.

SECTION 3.9 Adjustments.

(a)                                  If the Servicer adjusts downward the amount of any Conveyed Receivable (i) because of a refund, credit adjustment or billing error to a Dealer or because of a cancellation or rescission of Conveyed Receivables permitted pursuant to Section 3.3(a)(ix), (ii) because such Conveyed

Receivable was created in respect of inventory (including Financed Assets) that was refused or returned by a Dealer, (iii) as a result of a Dealer under a Financing Agreement relating to such Conveyed Receivable setting off obligations owed to it by TFC pursuant to TFC’s acquisition of Retail Receivables from such Dealer against amounts due with respect to such Conveyed Receivable or (iv) as a result of a Non-Cash Payment with respect to such Receivable, then, in any such case, the Pool Balance and the Residual Amount shall be automatically reduced by the amount of the adjustment or set off.  If following such a reduction the Residual Amount as of any Determination Date (after giving effect to the allocations, distributions and deposits to be made on the Payment Date following such Determination Date) would be less than zero, then TFC, in its capacity as Originator and not in its capacity as Servicer, shall be required to pay an amount equal to the amount by which the Residual Amount would be less than zero (up to the amount of such adjustment) into the Collection Account on the Payment Date following such Determination Date (each such payment, an “Adjustment Payment”).  If the Servicer fails to make any required Adjustment Payment during any Collection Period pursuant to this Section 3.9, the amount of such required Adjustment Payment not deposited (the “Dilution Amount”) shall be allocated to each Series as set forth in the applicable Series Supplement.

(b)                                 If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 3.10 Indenture Trustee Compensation; Indemnity.  Pursuant to Section 6.7(a) of the Indenture, the Servicer hereby agrees (i) to pay to the Indenture Trustee compensation for its services under the Indenture as agreed to from time to time between the Servicer and the Indenture Trustee, (ii) to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, and (iii) to indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and reasonable expenses) incurred by them in connection with the administration and the performance of its duties under the Indenture or under any other Basic Document. The Indenture Trustee shall notify the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Servicer shall not relieve the Servicer of its obligations hereunder.  The Servicer shall defend any such claim; provided, however, that the Indenture Trustee may elect to have separate counsel and the Servicer shall pay the fees and expenses of such counsel.  The Servicer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.  The indemnities contained in this Section 3.10 shall survive the resignation or termination of the Indenture Trustee, the termination of the Indenture, and the resignation or removal of TFC as Servicer.

ARTICLE IV
ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.1 Establishment of Accounts.

(a)                                  The Servicer, for the benefit of the Interestholders and the Residual Interestholder, shall cause to be established and maintained in the name of the Indenture Trustee an

Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Interestholders and the Residual Interestholder (the “Collection Account”).

(b)                                 The Servicer, for the benefit of the Interestholders and the Residual Interestholder shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Interestholders and the Residual Interestholder (the “Excess Funding Account”).

(c)                                  The Indenture Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof.  The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Interestholders and the Residual Interestholder.  If, at any time, any Trust Account ceases to be an Eligible Deposit Account, then, within 10 days thereof, the Servicer shall establish a substitute Eligible Deposit Account as such Trust Account, instruct the Indenture Trustee or the Trust as applicable, in writing, to transfer any cash and/or any Eligible Investments to such new Trust Account and, from the date any such substitute account is established, such account shall be the Trust Account.  Neither the Seller nor the Servicer, nor any Person claiming by, through or under the Seller or Servicer, shall have any right, title or interest in or to, or any right to withdraw any amount from, the Trust Accounts.  Pursuant to the authority granted to the Servicer in Section 3.1, the Servicer shall have the power, revocable by the Indenture Trustee (or by the Owner Trustee with the written consent of the Indenture Trustee), to instruct the Indenture Trustee or the Trust as applicable, to make withdrawals and payments from, and deposits to or among, the Trust Accounts for the purposes of carrying out the Servicer’s or the Trust’s duties specified in this Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

All Eligible Investments shall be held by the Indenture Trustee or the Owner Trustee, as applicable, for the benefit of the Interestholders and the Residual Interestholder.  Funds on deposit in the Trust Accounts shall at the written direction of the Servicer be invested by the Indenture Trustee or the Owner Trustee, as applicable, solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day prior to the next Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor).  Unless otherwise specified in the related Series Supplement, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in each Trust Account shall be credited to the Collection Account when received.  Schedule 2, which is hereby incorporated into and made part of this Agreement, identifies the Trust Accounts by setting forth the account numbers of each account, the account designation of each account and the name of the Institution with which such accounts have been established.  If a substitute Trust Account is established pursuant to this Section 4.1, the Servicer shall provide to the Owner Trustee and the Indenture Trustee an amended Schedule 2, setting forth the relevant information for such substitute Trust Account.  In the absence of timely and specific written investment directions from the Servicer, the Indenture Trustee shall invest any cash held by it in Eligible Investments specified in clause (b) of the definition thereof.  In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment directions.  The Issuer shall not give any consent or take any action with respect to the acquisition or disposition of any Eligible Investment unless directed in writing by the Control Investors of each affected Series.

SECTION 4.2 Allocations and Applications of Collections and Other Funds.

(a)                                  Except as otherwise provided in Section 4.2(b) and (c), the Servicer shall deposit Collections into the Collection Account within two Business Days of receipt thereof.

(b)                                 Notwithstanding anything in this Agreement to the contrary, the Servicer may make a single deposit of Collections into the Collection Account on the Business Day on or before the related Payment Date if Textron Financial remains the Servicer, no Servicing Default exists and one of the following conditions is satisfied:

(i)                                     Textron Financial maintains a certificate of deposit rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s;

(ii)                                  Textron Financial delivers to the Indenture Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agencies (as evidenced by a letter from the Rating Agencies);

(iii)                               Textron Financial otherwise satisfies each Rating Agency’s requirements.

(c)                                  Notwithstanding Section 4.2(a) above and so long as the provisions of Section 4.2(b) above are not satisfied:

(i)                                     prior to the September 2005 Payment Date, Principal Collections allocable to any Series with respect to the related Collection Period need not be deposited into the Collection Account on a daily basis, but may be deposited into the Collection Account on the Business Day on or before the related Payment Date; provided, however, that, if the Net Pool Balance is less than the Required Net Pool Balance as of the last day of any Collection Period, Principal Collections shall be deposited into the Excess Funding Account until the Net Pool Balance is at least equal to the Required Net Pool Balance; provided further, that, if the sum of Principal Receivables and the Excess Funding Amount is less than the Invested Amounts for all outstanding Series as of the last day of any Collection Period, Principal Collections shall be deposited into the Excess Funding Account until the sum of Principal Receivables and the Excess Funding Amount is equal to the Invested Amounts for all outstanding Series; provided further, that, if there are any unreimbursed Investor Charge-Offs as of the last day of any Collection Period, Principal Collections shall be deposited into the Collection Account until all such Investor Charge-Offs have been reimbursed.  Principal Collections allocable to such Series in excess of the amount set forth above shall be distributed to the Residual Interestholder.

(ii)                                  On and after the September 2005 Payment Date, if the Servicer is able to determine, on a daily basis, whether the Net Pool Balance exceeds the Required Net Pool Balance:

(a)                                  during the Revolving Period for any Series, Principal Collections allocable to any Series with respect to the related Collection Period need not be deposited into the Collection Account on a daily basis; provided, however, that, if the Net Pool Balance is less than the Required Net Pool Balance on any date, Principal Collections shall be deposited into the Excess Funding Account on a daily basis until the Net Pool Balance is at least equal to the Required Net Pool Balance; provided further, that, if the sum of Principal Receivables and the Excess Funding Amount is less than the Invested Amounts for all outstanding Series as of any date, Principal Collections shall be deposited into the Excess Funding Account on a daily basis until the sum of Principal Receivables and the Excess Funding Amount is equal to the Invested Amounts for all outstanding Series; provided further, that, if there are any unreimbursed Investor Charge-Offs on any date, Principal Collections shall be deposited into the Collection Account on a daily basis until all such Investor Charge-Offs have been reimbursed.  Principal Collections allocable to such Series in excess of such amount shall be distributed on a daily basis as they are collected to the Residual Interestholder;

(b)                                 during any Controlled Accumulation Period or Early Amortization Period and subject to the provisions of the related Series Supplement, the Servicer may cease depositing Principal Collections allocable to any Series with respect to the related Collection Period into the Collection Account at such time as the amount of Principal Collections allocable to such Series and deposited into the Collection Account equals the Monthly Principal to be paid on the next succeeding Payment Date with respect to such Series; provided, however, that, if the Net Pool Balance is less than the Required Net Pool Balance on any date, Principal Collections shall be deposited into the Excess Funding Account on a daily basis until the Net Pool Balance is at least equal to the Required Net Pool Balance; provided further, that, if the sum of Principal Receivables and the Excess Funding Amount is less than the Invested Amounts for all outstanding Series as of any date, Principal Collections shall be deposited into the Excess Funding Account on a daily basis until the sum of Principal Receivables and the Excess Funding Amount is equal to the Invested Amounts for all outstanding Series; provided further, that, if there are any unreimbursed Investor Charge-Offs on any date, Principal Collections shall be deposited into the Collection Account on a daily basis until all such Investor Charge-Offs have been reimbursed.  Principal Collections allocable to such Series in excess of such amount shall be distributed on a daily basis as they are collected to the Residual Interestholder.

(iii)                               On and after the September 2005 Payment Date, if the Servicer is not able to determine, on a daily basis, whether the Net Pool Balance exceeds the Required Net Pool Balance, the Servicer shall deposit Principal Collections into the Collection Account on a daily basis in accordance with Section 4.2(a) above.

With respect to any Collection Period during the Controlled Accumulation Period or Early Amortization Period with respect to any Series, Principal Collections allocated to other Series that are in their Revolving Periods need not be deposited in the Collection Account in respect of such Controlled Accumulation Period or the Early Amortization Period until on the Business Day preceding the next succeeding Payment Date for such Series and only to the extent of Principal Shortfalls for such Series.  With respect to any Collection Period during the Revolving Period with respect to such Series, Principal Collections allocable to such Series will be deemed Excess Principal Collections and deposited in the Collection Account on the Business Day preceding the next succeeding Payment Date for such Series only to the extent that any other Series is outstanding and in its Early Amortization Period or Controlled Accumulation Period and only to the extent of Principal Shortfalls in respect of such other Series.

If, on any Payment Date, the amounts actually deposited into the Collection Account during such Collection Period by the Servicer are less than the amount required to be paid on such Payment Date, then the Servicer will deposit such shortfall into the Collection Account, but only to the extent of Collections received during the related Collection Period.

(d)                                 Subject to Section 4.3, but notwithstanding anything else in this Agreement to the contrary, (i) the Servicer shall only be required to deposit Collections into the Collection Account as set forth in Section 4.2(c) above up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Payment Date to Interestholders or any

Agent pursuant to the terms of any Series Supplement with respect to the related Collection Period and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall be permitted to withdraw the excess from the Collection Account.

(e)                                  After giving effect to allocations in respect of Dealer Overconcentrations, Manufacturer Overcentrations and Product Line Overconcentrations pursuant to clauses (f) through (h) below, Collections, Defaulted Amounts and Miscellaneous Payments shall be allocated to each Series as set forth in the applicable Series Supplement.

(f)                                    On the last day of each Collection Period, the Servicer shall determine whether a Dealer Overconcentration exists with respect to any Dealer, and, if any Dealer Overconcentration does exist, shall calculate the Dealer Overconcentration Percentage for each Overconcentrated Dealer. For so long as a Dealer Overconcentration exists, the Dealer Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Dealer, (ii) all Non-Principal Collections relating to each Overconcentrated Dealer and (iii) the portion of the Defaulted Amount relating to each Overconcentrated Dealer with respect to each Collection Period shall each be allocated to the Residual Interestholder on each Determination Date.

(g)                                 On the last day of each Collection Period, after giving effect to paragraph (f) above, the Servicer shall determine whether a Manufacturer Overconcentration exists with respect to any Manufacturer, and, if any Manufacturer Overconcentration does exist, shall calculate the Manufacturer Overconcentration Percentage for each Overconcentrated Manufacturer. For so long as a Manufacturer Overconcentration exists, the Manufacturer Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Manufacturer, (ii) all Non-Principal Collections relating to each Overconcentrated Manufacturer and (iii) the portion of the Defaulted Amount relating to each Overconcentrated Manufacturer with respect to each Collection Period shall each be allocated to the Residual Interestholder on each Determination Date.

(h)                                 On the last day of each Collection Period, after giving effect to paragraphs (f) and (g) above, the Servicer shall determine whether a Product Line Overconcentration exists with respect to any Product line, and, if any Product Line Overconcentration does exist, shall calculate the Product Line Overconcentration Percentage for each Overconcentrated Product Line. For so long as a Product Line Overconcentration exists, the Product Line Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Product Line, (ii) all Non-Principal Collections relating to each Overconcentrated Product Line and (iii) the portion of the Defaulted Amount relating to each Overconcentrated Product Line with respect to each Collection Period shall each be allocated to the Residual Interestholder on each Determination Date.

SECTION 4.3 Excess Principal Collections and Excess Non-Principal Collections.

(a)                                  On each Payment Date, the Servicer shall allocate Excess Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Principal Sharing Series.  To the extent that Excess Principal Collections exceed Principal Shortfalls for any Principal Sharing Series on any Payment Date, the balance shall be, first, deposited into the Excess Funding Account to the extent the Net Pool Balance is less than the Required Net Pool Balance and, second, if the Net Pool Balance is at least equal to the Required Net Pool Balance, distributed to the Residual Interestholder.  Notwithstanding the foregoing, a Group of Series may specify in their related Series Supplement that Excess Principal Collections from such Series shall be allocated as provided above but only among the Series in such Group.

(b)                                 On each Payment Date, the Servicer shall (i) allocate Excess Non-Principal Collections to each Non-Principal Sharing Series, pro rata, in proportion to the Non-Principal Shortfalls, if any, in accordance with the priority of distributions described in the related Series Supplement with respect to each such Non-Principal Sharing Series, and (ii) instruct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Residual Interestholder (unless otherwise specified in the related Series Supplement) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Non-Principal Collections that the related Series Supplements specify are to be treated as “Excess Non-Principal Collections” for such Payment Date over (y) the aggregate amount for all outstanding Series that the related Series Supplements specify are “Non-Principal Shortfalls” with respect to such Payment Date.  Notwithstanding the foregoing, a Group of Series may specify in their related Series Supplement that Excess Principal Collections from such Series shall be allocated as provided above but only among the Series in such Group.

SECTION 4.4 Excess Funding Account.

(a)                                  In addition to any other amounts permitted or required to be deposited into the Excess Funding Account pursuant to the Basic Documents, at the direction of the Residual Interestholder to the Servicer, the Owner Trustee and the Indenture Trustee, any amounts otherwise distributable to the Residual Interestholder pursuant to the terms of this Agreement, the Indenture (including any Series Supplement) and the Trust Agreement, shall be deposited into the Excess Funding Account.

(b)                                 The net proceeds from the issuance of any new Series of Investor Interests or the increase in the Invested Amount of any Series of Investor Interests, first, shall be deposited into the Excess Funding Account such that the Net Pool Balance is not less than the Required Net Pool Balance and, second, shall be paid to the Residual Interestholder as provided in the Trust Agreement or, to the extent requested by the Residual Interestholder, deposited into the Excess Funding Account.

(c)                                  Upon the occurrence of an Early Amortization Event, amounts on deposit in the Excess Funding Account may be used to repay the outstanding principal amount of any Series of Investor Interests to the extent required or permitted by the terms of the related Series Supplement.

(d)                                 On each Business Day on which funds are deposited in the Excess Funding Account, the Servicer shall determine the amount, if any, held in the Excess Funding Account in excess of the amount required so that the Net Pool Balance is not less than the Required Net Pool Balance and shall instruct the Indenture Trustee in writing to withdraw any such excess from the Excess Funding Account and pay such amount to the Residual Interestholder; provided, however, that any amounts on deposit in the Excess Funding Account at any time during which any Series is in its Early Amortization Period shall be allocated and distributed in accordance with the Series Supplement.

SECTION 4.5 Net Deposits.  The Servicer, the Seller, the Indenture Trustee and the Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party.  Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

ARTICLE V
DISTRIBUTIONS AND REPORTS TO INTERESTHOLDERS AND THE RESIDUAL INTERESTHOLDER

Distributions shall be made to, and reports shall be provided to, the Interestholders and the Residual Interestholder as set forth in the Indenture, the Trust Agreement and the applicable Series Supplement.

ARTICLE VI
OTHER MATTERS RELATING TO THE SERVICER

SECTION 6.1 Liability of the Servicer.  The Servicer shall be liable under this Article VI only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

SECTION 6.2 Merger, Consolidation or Sale of Assets.  Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.  The Servicer shall provide notice of any merger, consolidation, succession, conveyance or transfer pursuant to this Section 6.2 to the Owner Trustee, the Indenture Trustee and each Rating Agency.  Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s finance business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.3 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicing Default shall have occurred, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, succession, conveyance or transfer and such agreement of assumption comply with this Section 6.2 and that all conditions precedent provided for in this Section 6.2 relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the assets of the Trust and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 6.3 Limitation on Liability of the Servicer and Others.

(a)                                  Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Seller, the Indenture Trustee, the Owner Trustee or the Interestholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties.  The Servicer and any director, officer, employee or agent of the Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)                                 The parties expressly acknowledge and consent to the Indenture Trustee’s simultaneously acting in the capacity of successor Servicer and Indenture Trustee.  The Indenture Trustee may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by the Indenture Trustee of express duties set forth in this Agreement in any of such capacities.

(c)                                  Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its reasonable opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement, the interests of the Interestholders and the Residual Interestholder under this Agreement, the interests of the Interestholders under the Indenture and the interests of the Residual Interestholder under the Trust Agreement.

SECTION 6.4 Servicer Indemnification.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement.

(a)                                  The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Interestholders and the Seller and any of the officers, directors, employees and agents of each such Person, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Conveyed Assets to the Trust or the issuance and original sale of the Investor Interests), and any reasonable costs and expenses in defending against the same.

(b)                                 The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Interestholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, fees, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, including, without limitation any and all costs, fees, expenses, losses, claims, damages and liabilities arising from the failure of the Servicer to ensure that each Manufactured Housing Receivable is the subject of a valid and enforceable obligation of the related Manufacturer to repurchase the related manufactured housing at the option of TFC (or its assignees) upon the occurrence of a default by the related Dealer under such Manufactured Housing Receivable.

(c)                                  Indemnification under this Section 6.4 shall survive the resignation or removal of the Servicer or the termination of this Agreement with respect to acts of the Servicer prior thereto, and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation.  For purposes of this Section 6.4, in the event of the termination of the rights and obligations of TFC (or any successor thereto pursuant to Section 6.2) as Servicer pursuant to Section 7.1, or the resignation by such Servicer pursuant to Section 6.5, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 7.2.  If the Servicer shall have made any indemnity payments pursuant to this Section 6.4 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 6.5 The Servicer Not to Resign.

(a)                                  Subject to the provisions of Section 6.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

(b)                                 Notice of any determination that the performance by the Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No resignation of the Servicer shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2.  If no Successor Servicer has been appointed within 30 days of resignation or removal, the Indenture Trustee shall serve as Successor Servicer hereunder until it is able to appoint another Successor Servicer in accordance with Section 7.2.

SECTION 6.6 Access to the Documentation and Information Regarding the Receivables.  The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to any and all documentation regarding the Accounts and the Conveyed Receivables in such cases where the Owner Trustee and the Indenture Trustee are required in connection with the enforcement of the rights of the Interestholders, the Residual Interestholder or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, which does not interfere with the Servicer’s normal business operations or employee or customer relations, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at offices designated by the Servicer.  Nothing in this Section 6.6 shall derogate from the obligation of the Seller, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section 6.6 as a result of such obligation shall not constitute a breach of this Section 6.6.

SECTION 6.7 Delegation of Duties.  Subject to Section 3.1, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Financing Guidelines and this Agreement.  Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, shall not constitute a resignation within the meaning of Section 6.5, and, in the event of any delegation outside the ordinary course of business, written notice shall have been delivered to each applicable Rating Agency with respect to such delegation prior to such delegation.

SECTION 6.8 Examination of Records.  The Seller and the Servicer shall indicate generally in its computer files or other records that the Conveyed Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Residual Interestholder and the Holders.  The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Conveyed Receivable.

SECTION 6.9 Appointment of SubServicer.  The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that 10 days’

prior notice of such appointment shall have been given to the Interestholders and to each Rating Agency and each Rating Agency shall have notified the Servicer, the Owner Trustee and the Indenture Trustee in writing that such appointment satisfies the Rating Agency Condition; and provided, further, that the Servicer shall remain obligated and be liable to the Owner Trustee, the Indenture Trustee and the Interestholders for the servicing and administering of the Conveyed Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Conveyed Receivables.  The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Trust or the Interestholders shall have any responsibility therefor.

SECTION 6.10 Servicer Advances.  On each Payment Date, the Servicer shall have the right, but not the obligation, to make an advance to the Collection Account (each such advance, a “Servicer Advance”) in an amount equal to the lesser of (a) the amount of principal and interest payable but not paid during the preceding Collection Period by Dealers in respect of Delinquent Receivables owned by the Trust and (b) the Payment Date Shortfall for the related Payment Date.  The Servicer shall not make a Servicer Advance in respect of a Delinquent Receivable if the Servicer does not reasonably believe that future collections on such Delinquent Receivable shall equal or exceed the amount of such Servicer Advance (and interest on such Servicer Advance).  Each Servicer Advance shall bear interest on each day until repaid in full at a rate per annum equal to the weighted average interest rate on the Investor Interests that are Outstanding on such day.  Servicer Advances shall be reimbursed in accordance with the applicable Series Supplement.

As used in this Section 6.10, the following terms shall have the meanings set forth below:

“Delinquent Receivable” shall mean a Receivable for which any payment of principal or interest by the related Dealer is more than one (1) day past due and less than thirty (30) days past due; provided that no Defaulted Receivable, Ineligible Receivable or Designated Ineligible Receivable shall be considered to be a Delinquent Receivable for purposes of this definition.

“Payment Date Shortfall” means, on any Payment Date (determined as of the preceding Payment Date) the sum, for all Series Supplements, of the excess, if any, of (a) the amount that is payable, from Series Accounts established under such Series Supplement on such Payment Date, to the Indenture Trustee, the Trustee, the Administrator and the Noteholders, over (b) the amount of funds that are available pursuant to such Series Supplements (without giving effect to any Servicer Advance) to make the payments contemplated by clause (a) of this sentence.

ARTICLE VII
SERVICING DEFAULTS

SECTION 7.1 Servicing Defaults.  If any one of the following events (a “Servicing Default”) shall occur and be continuing with respect to the Servicer:

(a)                                  failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make any payment, transfer or deposit under the terms of this Agreement, which failure continues unremedied for a period of five Business Days after written notice thereof is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

(b)                                 failure by the Servicer to duly observe or perform its covenant not to create any Lien on any Receivable which failure (i) materially and adversely affects the rights of the Interestholders and (ii) continues unremedied for a period of 60 days after written notice thereof is received by the Servicer; provided, however, that a “Servicer Default” shall not be deemed to have occurred if the Seller or the Servicer shall have (x) repurchased the related Receivables or, if applicable, all Receivables during such period in accordance with the provisions of this Agreement or (y) made a Deemed Collection Payment with respect to any such Receivable within such 60-day period;

(c)                                  failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee and the Seller the Payment Date Statement by the applicable Determination Date, which failure (i) materially and adversely affects the rights of the Interestholders and (ii) continues unremedied for a period of five Business Days after knowledge thereof by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee or the Indenture Trustee;

(d)                                 any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to the Agreement shall prove to have been incorrect when made, which (i) materially and adversely affects the rights of the Interestholders of any Series and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee or the Indenture Trustee; provided, however, that a “Servicer Default” shall not be deemed to have occurred if the Seller or the Servicer shall have (x) repurchased the related Receivables or, if applicable, all Receivables during such period in accordance with the provisions of this Agreement or (y) made a Deemed Collection Payment with respect to any such Receivable within such 60-day period;

(e)                                  failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Interestholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by a Responsible Officer of the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee or the Indenture Trustee; or

(f)                                    the occurrence of an Insolvency Event with respect to the Servicer.

If any Servicing Default occurs, so long as the Servicing Default shall not have been remedied, the Indenture Trustee, by notice then given in writing to the Servicer (a “Termination Notice”), with a copy to the Owner Trustee, may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under this Agreement.  After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 7.2, all rights (including rights to the Servicing Fee), authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a “Servicing Transfer”).  The Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer.  The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Conveyed Receivables provided for under this Agreement, including all authority over all Collections that shall on the date of transfer be held by the Servicer for deposit, or that have been deposited by the Servicer, in the Collection Account, or that shall thereafter be received with respect to the Conveyed Receivables, and in assisting the Successor Servicer.  The Servicer shall promptly transfer its electronic records relating to the Conveyed Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Conveyed Receivables in the manner and at such times as the Successor Servicer shall reasonably request.  To the extent that compliance with this Section 7.1 shall require the Servicer to disclose to the Successor Servicer information of any kind that the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.1(a) for a period of five Business Days, under Section 7.1(c) for a period of five Business Days or under Section 7.1(b), (d) or (e) for a period of 60 days, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, vandalism, public disorder, rebellion or sabotage, accidents, epidemics, landslides, lightning, fire, hurricanes, earthquakes, snowstorms, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining parts or suitable equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of governmental agency, or other similar occurrences.  The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee, any Agent, the Residual Interestholder, the Rating Agencies, the Seller and the Interestholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.  The Servicer shall immediately notify the Owner Trustee and the Indenture Trustee in writing of any Servicing Default, together with a reasonable description thereof and a statement of the actions the Servicer intends to take in respect of such Servicing Default.

SECTION 7.2 Indenture Trustee to Act; Appointment of Successor.

(a)                                  On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by the Servicer and the Indenture Trustee.  The Indenture Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor Servicer (the “Successor Servicer”), subject to the consent of any Agents, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee.  If a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall so serve in accordance with the terms hereof until another Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with this Section 7.2.  The Indenture Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Sections 3.1 and 6.7.  Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act or is unwilling to act as Successor Servicer and is unable to appoint a Successor Servicer, petition a court of competent jurisdiction to appoint any Eligible Servicer as the Successor Servicer hereunder.  The Indenture Trustee shall immediately give notice to the Owner Trustee, the Rating Agencies, any Agent, the Residual

Interestholder and the Interestholders upon the appointment of a Successor Servicer.  Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions contemplated hereby.

(b)                                 Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except that the Successor Servicer shall not be liable for any liabilities incurred by the predecessor Servicer; TFC shall remain liable for all liabilities arising from the representations, warranties and covenants made by it as Servicer prior to such appointment, including any liability to make Deemed Collection Payments pursuant to Section 3.3(d) with respect to breaches of the representations, warranties and covenants referred to in Section 3.3(d) made by TFC, as Servicer prior to such appointment), and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

SECTION 7.3 Notification to Interestholders and Residual Interestholder.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to the Interestholders and the Rating Agencies and the Owner Trustee shall give prompt written notice thereof to the Residual Interestholder.

SECTION 7.4 Waiver of Past Defaults.  Except as otherwise provided in the applicable Series Supplement, the Control Investors of each affected Series (or, if all of the Investor Interests of all Outstanding Series have been paid in full and the Indenture has been discharged in accordance with its terms, the Residual Interestholder) may waive any default by the Servicer in the performance of its obligations hereunder and under the Receivables Purchase Agreement and its consequences, except a Servicing Default under Section 7.1(a) of this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Receivables Purchase Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendment.

(a)                                  This Agreement may be amended from time to time by the Servicer, the Seller, the Indenture Trustee and the Owner Trustee on behalf of the Trust, with prior written notice to the Rating Agencies but without the consent of any of the Interestholders or the Residual Interestholder, so long as such amendment would not cause the Trust to fail to be a QSPE, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the Interestholders of any outstanding Series and the Servicer has delivered to the Indenture Trustee an Officer’s Certificate to such effect.  Notwithstanding anything contained herein to the contrary, the Indenture Trustee may at any time and from time to time amend, modify or supplement the form of Payment Date Statement.

(b)                                 This Agreement may also be amended from time to time by the Servicer, the Seller, the Indenture Trustee and the Owner Trustee on behalf of the Trust, without the consent of any of the Interestholders of any outstanding Series, so long as such amendment would not cause the Trust to fail to be a QSPE, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Interestholders so long as (i) the Servicer has delivered to the Indenture Trustee an Officer’s Certificate to the effect that the proposed amendment will not adversely affect in any material respect the interests of any of the Interestholders of any outstanding Series and (ii) the Rating Agency Condition is satisfied.

(c)                                  This Agreement may also be amended from time to time by the Servicer, the Seller, the Indenture Trustee and the Owner Trustee on behalf of the Trust, with prior written notice to the Rating Agencies and with the consent of the Control Investors of each Series adversely affected in any material respect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Interestholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or accelerate or delay the timing of any distributions or payments to be made to any Interestholder without the consent of each affected Interestholder, (ii) change the definition of or the manner of calculating the interest of any Investor Interest, without the consent of each affected Interestholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Interestholder or (iv) adversely affect the rating of any Series or Class of Investor Interests by any Rating Agency, without the consent of at least 66-2/3% of the then Outstanding Amount of the Investor Interests of such Series or Class.  Any amendment to be effected pursuant to this Section 8.1(c) shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate to the effect that such action shall not adversely affect in any material respect the interests of any Interestholder of such Series.  The Owner Trustee may, but shall not be obligated to, execute and deliver, on behalf of the Trust, any amendment that affects the Owner Trustee’s rights, duties or immunities under this Agreement or otherwise.

(d)                                 Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 8.1(a)), the Owner Trustee shall provide a copy to the Indenture Trustee and the Indenture Trustee shall furnish notification of the substance of such amendment to each Interestholder and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, any Agent and the Residual Interestholder.

(e)                                  It shall not be necessary for the consent of Interestholders under Section 8.1(c) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Interestholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(f)                                    Notwithstanding anything in this Section 8.1 to the contrary, no amendment may be made to this Agreement or any Series Supplement which would adversely affect in any material respect the interests, rights, duties, obligations or immunities of the Indenture Trustee without the prior written consent of the Indenture Trustee.  The Indenture Trustee may, but shall not be obligated to, give such consent.

(g)                                 Any Series Supplement executed in accordance with the provisions of Article IX of the Indenture shall not be considered an amendment to this Agreement for the purposes of this Section.

Notwithstanding anything contained herein to the contrary, this Agreement may be amended by the Seller, the Servicer, the Issuer and the Indenture Trustee (which consent may not be unreasonably withheld), but without the consent of any Interestholder to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under generally accepted accounting principles (“GAAP”), (b) the Seller or any Affiliate of the Seller or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle or (c) the Seller or the Servicer to remove and reassign any Accounts and/or some or all of the Receivables arising therein to the extent such removal and reassignment would be consistent with derecognition under GAAP of the transfer of such Receivables to the Issuer.

SECTION 8.2 No Petition Covenant.  Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Trust or the Seller, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

SECTION 8.3 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.4 Notices.  All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Trust, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Textron Receivables Corporation III, 40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687, Attention:  Chief Financial Officer, Telecopy No. (401) 621-5045, with a copy to the same address, Attention:  General counsel, Telecopier (401) 621-5040; (b)  in the case of the Servicer, to Textron Financial Corporation, 40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687, Attention:  Chief Financial Officer, Telecopy No. (401) 621-5045, with a copy to the same address, Attention:  General counsel, Telecopier (401) 621-5040; (c) in the case of the Indenture Trustee, to The Bank of New York, 101 Barclay Street, 12-E New York, New York 10286, Attention:  ABS Department, Textron Financial Floorplan Master Note Trust; (d) in the case of the Trust or the Owner Trustee, to SunTrust Bank, 25 Park Place, 24th Floor, Atlanta, Georgia 30303, Attention:  Corporate Department, Telecopy No. (404) 580-7335); (e) in the case of Moody’s, to 99 Church Street, New York, New York 10007, Attention:  ABS Monitoring Department, Telecopy No. (212) 298-2139; and (f) in the case of Standard & Poor’s, to 55 Water Street (40th Floor), New York, New York, 10041, Attention:  Asset Backed Surveillance Department, Telecopy No. (212) 438-2664; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.5 Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.6  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.2, this Agreement may not be assigned by the Servicer.

SECTION 8.7 Further Assurances.  The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Conveyed Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 8.8 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trust or the Interestholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 8.9 Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.10 Third-Party Holders.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Interestholders, the Residual Interestholder and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

SECTION 8.11 Action by Owner Trustee.  Upon any application or request by the Seller or Servicer to the Owner Trustee to take any action under any provision under this Agreement, the Seller or the Servicer, as the case may be, shall furnish to the Owner Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with.  The Owner Trustee shall be entitled to conclusively rely on the Officer’s Certificate as authority for any action undertaken in connection therewith.

SECTION 8.12 Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 8.13 Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

SECTION 8.14 No Recourse.  The Residual Interestholder acknowledges that the Residual Interest represents an undivided ownership interest in the property of the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Basic Documents.

SECTION 8.15 Indenture Trustee.  By becoming a party to this Agreement, (i) and in taking (or refraining from taking) any action pursuant hereto, the Indenture Trustee shall be entitled to all of the benefits set forth in Article VI of the Indenture, and (ii) the Indenture Trustee shall have only such specific duties and obligations as are expressly set forth herein as duties or obligations on the part of the Indenture Trustee to be performed; provided, however, that nothing in this Section 8.15 shall be deemed or construed to limit the Indenture Trustee’s duties as Successor Servicer pursuant to this Agreement.  The execution and delivery of this Agreement by the Indenture Trustee is pursuant to authorization and direction set forth in the Indenture, and shall not be construed to impose or imply any obligation or responsibility on the part of the Indenture Trustee for or with respect to the sufficiency, validity or enforceability of the terms hereof for any purpose.

SECTION 8.16 Additional Investor Interests.  The Interestholders of any Series and the Trust may agree from time to time during the Revolving Period to increase the outstanding principal amount on the Investor Interests of such Series, all in accordance with the provisions of the related Series Supplement.

SECTION 8.17 Intercreditor Provisions.  With respect to a Dealer that is the Obligor under Receivables transferred to the Seller under the Receivables Purchase Agreement, TFC may be or become a lender to such Dealer under an agreement or arrangement (an “Unrelated Agreement”) other than a Floorplan Financing Agreement or an Accounts Receivable Financing Agreement (an “Applicable Financing Agreement”), pursuant to which TFC has been granted a security interest in the same collateral (the “Common Collateral”) in which the Applicable Financing Agreement for such Dealer creates a security interest, which Common Collateral may include the same Financed Assets (the “Common Financed Assets”) in which such Applicable Financing Agreement creates a security interest.  The Common Collateral other than the related Common Financed Assets is referred to herein as the “Common Non-Financed Asset Collateral.”   Each of the Seller, the Trust and the Indenture Trustee on behalf of the Interestholders acknowledge and agree that they are subject to the Seller’s agreement in Article VIII of the Receivables Purchase Agreement that, with respect to each Receivable of each such Dealer:  (a) the security interest in such Common Non-Financed Asset Collateral created by the Applicable Financing Agreement and assigned to the Seller is junior and subordinate to the security interest therein created by the Unrelated Agreement; (b) the Seller has no legal right to realize upon such Common Non-Financed Asset Collateral or exercise its rights under the Applicable Financing Agreement in any manner that is materially adverse to TFC until all required payments in respect of the obligation created or secured by the Unrelated Agreement have been made; and (c) in realizing on such Common Non-Financed Asset Collateral, TFC shall not be obligated to protect or preserve the rights of the Seller or the Trust in such Common Non-Financed Asset Collateral.

SECTION 8.18 Termination.  This Agreement shall terminate immediately after the Trust terminates pursuant to the Trust Agreement or an Early Amortization Event of the type described in Section 5.17(b) of the Indenture shall have occurred.  Upon 30 days prior written notice to the Servicer, the Trust, any Agent and the Interestholders, the Seller may cease to sell receivables and designate Additional Accounts at its option, provided that such cessation date shall be a Payment Date.  In addition, the Seller shall not sell Receivables nor shall the Seller designate Additional Accounts if the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an “Involuntary Case”) and such Involuntary Case shall have continued for a period of twenty Business Days from and including the day of receipt by the Seller at its principal corporate office of notice of such Involuntary Case; provided that during such twenty Business Day period, the Seller shall suspend its sale of Receivables and the Trust shall hold all Collections of Principal Receivables that would have been available to be transferred to the Seller in the Collection Account and (a) if by the first Business Day after such twenty Business Day period, neither the Seller nor the Trust has obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables by the Seller to the Trust and which provides that the Trust and any of its transferees (including the Owner Trustee and the Indenture Trustee) may conclusively rely on such order for the validity and nonavoidance of such transfer (the “Order”), the Trust shall hold such Collections in the Collection Account until such time as they may be paid as elsewhere provided herein and the Seller shall not sell Receivables thereafter, or (b) if by such first Business Day, the Seller or the Trust has obtained such Order.  The Seller may continue selling Receivables pursuant to the terms hereof.  If an Order is obtained but subsequently is reversed or rescinded or expires, the Seller shall immediately cease selling Receivables to the Trust.  The Seller shall give prompt written notice to each of the Trust, the Owner Trustee and the Indenture Trustee immediately upon becoming a party to an Involuntary Case.  If by the first Business Day after the 60-day period after such involuntary filing, such Involuntary Case has not been dismissed, the Seller shall not sell thereafter Receivables or designate Additional Accounts for transfer to the Trust.

SECTION 8.19 Amendment and Restatement.  This Agreement amends and restates the Prior Sale and Servicing Agreement in its entirety and is not in satisfaction of the terms, provisions or obligations thereunder.  All conveyances made and liens granted under the Prior Sale and Servicing Agreement shall continue under this Agreement.

IN WITNESS WHEREOF, the Seller, the Servicer, the Indenture Trustee and the Trust have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

TEXTRON FINANCIAL CORPORATION, as Originator and as Servicer

By:	/s/ Eric Karlson
Name: Eric Karlson
Title: Managing Director

TEXTRON RECEIVABLES CORPORATION III,
as Seller

By:	/s/ Eric Karlson
Name: Eric Karlson
Title: Assistant Secretary

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST

By:	SUNTRUST DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Trust Officer

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Ryan Bittner
Name: Ryan Bittner
Title: Assistant Treasurer

EXHIBIT A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ASSIGNMENT No.            OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of                   ,            (this “Assignment”) by and between TEXTRON RECEIVABLES CORPORATION III, a Delaware corporation (“TRC III”), to TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST (the “Trust”) pursuant to the Sale and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, TRC III, Textron Financial Corporation (“TFC”), the Trust, and Bank of New York, as Indenture Trustee, are all parties to the Amended and Restated Sale and Servicing Agreement, dated as of May 26, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Sale and Servicing Agreement”);

WHEREAS, pursuant to Section 2.5 of the Sale and Servicing Agreement, TRC III wishes to designate Additional Accounts of TRC III to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Conveyed Assets (as each such term is defined in the Sale and Servicing Agreement); and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, TRC III and the Trust hereby agree as follows:

1.                                       Defined Terms.  All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Additional Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby, [                      ,                       .] which is the date specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.5 of the Sale and Servicing Agreement.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,                       ,                      .

“Notice Date” shall mean, with respect to the Additional Accounts designated hereby,                       ,                       (which shall be a date on or before the [fifth/tenth] Business Day but not more than the 30th day prior to the Addition Date).

2.                                       Designation of Additional Accounts.  TRC III shall deliver to the Owner Trustee and the Indenture Trustee, on the Addition Date, a computer file, microfiche list or written list containing a true and complete list of all Additional Accounts, and identifying each such Additional Accounts by the account number and specifying the aggregate amount of the Principal Receivables in such Additional Account and the aggregate amount outstanding in such Account, each as of the related Additional Cut-Off Date.  Such computer file, microfiche list or written list shall be marked as part of Schedule A to the Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

3.                                       Conveyance of Receivables.

(a)                                  TRC III hereby does sell, contribute, transfer, assign, set over and otherwise convey, without recourse (except to the extent expressly provided herein) to the Trust for the benefit of the Residual Interestholder and the other Holders on the Addition Date, all of its right, title and interest in, to and under the Receivables (including all interest accruing thereon after the Additional Cut-Off Date, whether paid or payable) in each Additional Account, and all Collateral Security with respect thereto owned by TRC III at the close of business on the Additional Cut-Off Date, and all monies due or to become due thereon and all amounts received with respect thereto (including Collections), together with any Recoveries in respect thereof and all proceeds of any of the foregoing and does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except to the extent expressly provided herein) to the Trust for the benefit of the Residual Interestholder and the other Holders, all of  TRC III’s rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement and the proceeds thereof (all such assets, the “Additional Assets”).

(b)                                 In connection with such sales, TRC III agrees to send to the applicable filing offices for filing and recordation, at its own expense on or prior to (if any additional filing is so necessary) the  Addition Date, a UCC-1 financing statement (and continuation statements when applicable) with respect to the Receivables now existing or hereafter created in the Additional Accounts and the related Collateral Security in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of such Receivables and Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Owner Trustee promptly upon receipt thereof.  The Owner Trustee and the Indenture Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

(c)                                  In connection with such sales, TRC III further agrees, at its own expense, on or prior to the Addition Date to cause the Servicer to indicate in its computer files that the Receivables then existing and thereafter created in connection with the Additional Accounts and the related Collateral Security have been sold to the Trust;

(d)                                 In addition, in connection with such sales, TRC III shall deliver within 10 days after the  Addition Date, to the Owner Trustee all documents constituting “instruments” (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached thereto as the Owner Trustee may reasonably require.

4.                                       Acceptance by Owner Trustee.  The Trust hereby acknowledges its acceptance of all right, title and interest previously held by TRC III in and to the assets described in Section 3(a) above now existing and hereafter created, conveyed to the Trust and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Residual Interestholder and the Holders.

5.                                       Representations and Warranties of TRC III.  TRC III hereby represents and warrants to the Trust (and agrees that the Owner Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Notes) as of the Addition Date:

(a)                                  TRC III, to the extent required by Section 4.2 of the Sale and Servicing, has deposited in the Collection Account all Collections with respect to the Additional Accounts since the Additional Cut-Off Date;

(b)                                 (i) other than selection procedures required by the Basic Documents, no selection procedures reasonably believed by TRC III to be materially adverse to the interests of the Holders shall have been used in selecting such Additional Accounts; (ii) the list of Additional Accounts delivered pursuant to this Assignment shall be true and correct in all material respects as of the Additional Cut-Off Date; and (iii) as of each of the Notice Date and the Addition Date, neither the Servicer (so long as the Servicer is TFC) nor TRC III shall be insolvent nor shall either of them be made insolvent by such transfer nor shall either of them be aware of any pending insolvency;

(c)                                  the addition of the Conveyed Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event for any Series of Investor Interests;

6.                                       Conditions Precedent.  The acceptance by the Trust set forth in Section 4 hereof is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

(a)                                  Officer’s Certificate.  TRC III shall have delivered to the Owner Trustee a certificate of a Vice President or more senior officer, certifying that (i) all requirements set forth in Section 2.5 of the Sale and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Account, whether now existing or hereafter created,  have been satisfied and (ii) each of the representations and warranties made by TRC III in Section 5 is true and correct as of the Addition Date.  The Owner Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

(b)                                 Additional Information.  TRC III shall have delivered to the Owner Trustee such information as was reasonably requested by the Owner Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(c) of this Assignment.

7.                                       Supplement to Schedule 1, No Waiver.  Schedule 1 to the Sale and Servicing Agreement is hereby supplemented by the incorporation of Schedule A to this Assignment.  All of the representations, warranties, terms, covenants and conditions to the Sale and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute, or be deemed to constitute, a waiver of compliance with or a consent to noncompliance with any term or provisions of the Sale and Servicing Agreement.

8.                                       Counterparts.  This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.                                       Governing Law.  This Assignment shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

TEXTRON RECEIVABLES CORPORATION III

By:
Name:
Title:

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST

By: Textron Financial Corporation, as its Attorney-in-fact

By:
Name:
Title:

A-1

Schedule 1
to Assignment of
Receivables in
Additional Accounts

ADDITIONAL ACCOUNTS

EXHIBIT B

FORM OF REASSIGNMENT OF CONVEYED RECEIVABLES

REASSIGNMENT NO.            OF RECEIVABLES, dated as of                          ,            (this “Reassignment”), by and between TEXTRON RECEIVABLES CORPORATION III, a Delaware corporation (“TRC III”), and TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST (the “Trust”) pursuant to the Sale and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, TRC III, Textron Financial Corporation (“TFC”), the Trust, and Bank of New York, as Indenture Trustee, are all parties to the Amended and Restated Sale and Servicing Agreement, dated as of May 26, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Sale and Servicing Agreement”);

WHEREAS, pursuant to Section 2.7 of the Sale and Servicing Agreement, TRC III wishes to remove all Receivables from certain Designated Accounts of TRC III (the “Removed Accounts”) and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to TRC III (as each such term is defined in the Sale and Servicing Agreement); and

WHEREAS, the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW THEREFORE, TRC III and the Trust hereby agree as follows:

1.                                       Defined Terms.  All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Commencement Date” shall mean, with respect to the Removed Accounts designated hereby,                       ,         , (the Determination Date as of which removal of one or more Accounts will commence).

“Removal Notice Date” shall mean, with respect to the Removed Accounts designated hereby,                   ,            (which shall be a date on or prior to the fifth Business Day prior to the Removal Commencement Date).

2.                                       Designation of Removed Accounts.  TRC III shall deliver to the Owner Trustee, a computer file, microfiche list or written list containing a true and complete list of each Account which as of the Removal Commencement Date shall be deemed to be a Removed Account, identifying each such Removal Account by the account number and by the aggregate amount of the Receivables in such account as of the close of business on the Removal Commencement Date.  Such computer file, microfiche list or written list shall be marked as Schedule A to this Reassignment and shall be incorporated into and made a part of this Reassignment of the Removal Commencement Date.

3.                                       Conveyance of Receivables.

(a)                                  The Trust does hereby reconvey to TRC III, without recourse (except to the extent expressly provided herein) on and after the Removal Commencement Date, all of its right, title and interest in, to and under the Receivables then existing in each Designated Account, and all Collateral Security with respect thereto owned by the Trust at the close of business on the Removal Commencement Date, and all monies due or to become due thereon and all amounts received with respect thereto (including Collections), together with any Recoveries in respect thereof and all proceeds of any of the foregoing and does hereby reconvey, without recourse (except to the extent expressly provided herein) to the TRC III, all of the Trust’s rights, remedies, powers and privileges with respect to such Receivables under and the Receivables Purchase Agreement and the proceeds thereof.

(b)                                 In connection with such reconveyances, TRC III (or the Servicer on its behalf) agrees to send to the applicable filing offices for filing and recordation, on or prior to (if any additional filing is so necessary and, in the opinion of TRC III, desirable) the Removal Commencement Date, the appropriate UCC financing statement with respect to the Removed Receivables now existing or hereafter created and the related Collateral Security in such manner and in such jurisdictions as are necessary.

(c)                                  In connection with such reconveyances, TRC III (or the Servicer on its behalf) further agrees to, not less than five Business Days prior to the Removal Commencement Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent and the Rating Agencies a written notice (the “Removal Notice”) specifying (x) the Removal Commencement Date, (y) the Accounts the future generated Receivables of which are not to be transferred to the Trust (the “Designated Accounts”) and (z) all Receivables then existing in each Designated Account which are to be removed as of the Removal Commencement Date (the “Removed Receivables”).

(d)                                 In connection with such reconveyances, TRC III (or the Servicer on its behalf) shall determine on the Removal Commencement Date the aggregate outstanding principal balance of Conveyed Receivables in respect of each such Designated Account (the “Designated Balance”), the outstanding principal balance of the Removed Receivables (the “Removed Designated Balance”) and deliver to the Owner Trustee and the Indenture Trustee a computer file or microfiche or written list of the Designated Accounts specifying for each Designated Account its account number, its Designated Balance and its Removed Designated Balance.

4.                                       Representations and Warranties of TRC III.  TRC III hereby represents and warrants to the Trust as of the Removal Commencement Date that Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal randomly or otherwise not on a basis intended to select particular Accounts or groups of Accounts for any reason, and no selection procedure used by Seller which is adverse to the interest of the Holders was utilized in selecting the Designated Accounts, and (b) that as of the Removal Commencement Date, TRC III is not insolvent and is not aware of any pending insolvency.

5.                                       Conditions Precedent.  The conveyance contemplated herein is subject to the satisfaction, on or prior to the Removal Commencement Date, of the following condition precedent: TRC III shall have delivered to the Owner Trustee an Officer’s Certificate certifying that (i) as of the Removal Commencement Date, the items set forth in clauses (v) and (vi) in Section 2.7 of the Sale and Servicing Agreement, have been satisfied.  The Owner Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6.                                       Supplement to Schedule 1, No Waiver.  Schedule 1 to the Sale and Servicing Agreement is hereby supplemented by the incorporation of Schedule A to this Reassignment.  All of the representations, warranties, terms, covenants and conditions to the Sale and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Sale and Servicing Agreement.

7.                                       Counterparts.  This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.                                       Governing Law.  This Reassignment shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

TEXTRON RECEIVABLES
CORPORATION III

By:
Name:
Title

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST

By:	Textron Financial Corporation, as its
Attorney-in-fact

By:
Name:
Title

Schedule A
to Reassignment
of Conveyed Receivables

REMOVED ACCOUNTS

EXHIBIT C

Form of Annual Servicer’s Certificate

[Attached]

EXHIBIT D

Representations and Warranties

TFC has made the following representations and warranties with respect to the Conveyed Assets conveyed by it to TRC III.  Such representations and warranties speak as of May 26, 2005 and with respect to each Conveyed Asset transferred on a Transfer Date after May 26, 2005, as of the Transfer Date on which TFC conveys such Conveyed Assets to TRC III:

(i)                                     Title.  TFC is conveying all of its right, title and interest in such Conveyed Assets to TRC III.

(ii)                                  Liens.  Each Conveyed Receivable and the related Financed Assets conveyed to TRC III by TFC has been conveyed to TRC III free and clear of any Lien of any Person claiming through or under TFC or any of its Affiliates (other than Permitted Liens).

SCHEDULE 1

List of Accounts

[Attached]

SCHEDULE 2

List of Trust Accounts

Textron Financial Floorplan Master Note Trust Collection Account

The Bank of New York

New York, New York

ABA #021-000-018

GLA #111-565

Four Further Credit: TAS A/C (159843)

Attn:  Adrienne Tardi  212-815-5731

Textron Financial Floorplan Master Note Trust Excess Funding Account

The Bank of New York

New York, New York

ABA #021-000-018

GLA #111-565

Four Further Credit: TAS A/C (159844)

Attn:  Adrienne Tardi  212-815-5731